UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Diversified Healthcare Trust
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Notice of 2025 Annual Meeting
of Shareholders and Proxy Statement
Thursday, May 29, 2025 at 9:30 a.m., Eastern Time
Live Webcast Accessible at
https://www.virtualshareholdermeeting.com/DHC2025

BUSINESS AT A GLANCE

DIVERSIFIED
HEALTHCARE
TRUST

Diversified Healthcare Trust (Nasdaq: DHC) is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. DHC's approximately $7.2 billion portfolio includes over 350 healthcare related properties in 36 states and Washington, D.C., occupied by approximately 450 tenants, including nearly eight million square feet of medical office and life science properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $40 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.

OVER	APPROXIMATELY	NEARLY	MORE THAN
350	**$7.2 BILLION**	**8 MILLION**	**27,000**
HEALTHCARE RELATED PROPERTIES	INVESTMENT PORTFOLIO	SF OF MEDICAL OFFICE AND LIFE SCIENCE SPACE	SENIOR LIVING COMMUNITY UNITS

GEOGRAPHICALLY DIVERSE PORTFOLIO[1]

26 Other States + D.C., 40%
FL, 11%
CA, 9%
TX, 9%
GA, 7%
C, 4%
MD, 4%
WI, 4%
VA, 4%
IN, 4%
IL, 4%

PROPERTY TYPE[2]

Medical Office, 27%
Independent Living, 32%
Life Science, 16%
Assisted Living, 17%
Wellness Centers, 6%
SNFs, 2%

MEDICAL OFFICE AND LIFE SCIENCE SEGMENT[3]

Life Science, 37%
Patient Care, 51%
Other, 12%

SENIOR LIVING - SHOP UNIT MIX

IL, 10,284
AL, 10,391
MC, 3,004
SNF, 1,299

2024 OPERATING HIGHLIGHTS:

- Realized a 56.0% year over year improvement in Senior Housing Operating Portfolio, or SHOP, Net Operating Income, or NOI. Operating performance improvement was driven by recovery strategies implemented by DHC and its senior living operators.
- Ended 2024 with a total SHOP occupancy increase of 70 basis points compared to the prior year.
- Grew rental rates 6.7% year over year in SHOP, in part, by investing $140 million of value-enhancing capital, primarily on 25 communities.
- Achieved an 8.9% average rent rollup in the Medical Office and Life Science segment while executing 397,000 square feet of leasing.

NOTABLE 2024 EVENTS:

- Closed a $120 million mortgage loan secured by eight properties within DHC's Medical Office and Life Science Portfolio. DHC used the loan proceeds to redeem a portion of its outstanding 9.750% senior notes due 2025, fund capital investments and improve liquidity. With the partial redemptions, DHC has reduced the amount due on its 9.750% senior notes to $380 million.
- Invested approximately $190 million in maintenance and value enhancing capital improvements across the entire portfolio.
- Announced sale of Torrey Pines for $159 million and 18 triple net leased senior living communities to Brookdale for $135 million, or $154,000 per unit. Completed the sales in January 2025 and February 2025, respectively.
- Advanced strategic disposition and transition plans to help optimize its portfolio, accretively reduce leverage and position DHC for long-term, sustainable growth.

(1) Based on gross book value of real estate assets. Excludes unconsolidated joint ventures.
(2) Based on Q4 2024 NOI. Excludes unconsolidated joint ventures. Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community.
(3) Based on Q4 2024 NOI. Includes both Medical Office and Life Science Properties. Excludes unconsolidated joint ventures.

Note: All data on this page is as of December 31, 2024, unless otherwise noted.

LETTER TO OUR SHAREHOLDERS
FROM YOUR BOARD OF TRUSTEES
Dear Fellow Shareholders:
Please join us for our 2025 Annual Meeting of Shareholders, which will be held virtually at 9:30 a.m. on Thursday, May 29, 2025. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the internet expedites your receipt of these important materials while reducing the cost and environmental impact of our annual meeting.
Throughout 2024, we conducted a top to bottom analysis of our SHOP assets and operators as we sought to best position our company for further NOI growth. We finished the year on a high note by reaching 80% SHOP occupancy for the first time since the first quarter of 2020, which was a 70-basis point increase over the prior year. On a year over-year basis, we achieved a 56% improvement in SHOP NOI, a 7.3% increase in SHOP revenues and a 6.7% improvement in average monthly rental rate, resulting in margin expansion of 250 basis points. These positive trends underscore our continued momentum in our SHOP segment.
With respect to our medical office and life science portfolio, we executed 397,000 square feet of leases with an 8.9% average rent rollup during the year. Same store occupancy for this portfolio remained steady at over 90%. With leases representing 7.9% of our annualized revenue expiring in 2025, we are actively marketing properties with vacancies and upcoming expirations.
We also were active in implementing refinancing strategies. In May, we closed a $120 million mortgage loan secured by eight properties within DHC’s medical office and life science portfolio. At year end, we were working to close mortgage loans secured by 27 senior living communities with $340 million in expected loan proceeds. We plan to use the proceeds, cash and unencumbered assets sales to address our 2025 debt maturities. In addition, in September, we announced the sale of 18 triple net leased senior living communities to Brookdale for $135 million, or $154,000 per unit, which closed in February 2025, and in January 2025 we closed on the sale of the Muse Life Science asset in San Diego for $159 million, and we used the net proceeds of both sales to pay down our zero coupon bond.
We thank you for your investment in our Company and for the trust you place in us to oversee your interests in our business.
March 20, 2025
Christopher J. Bilotto	Phyllis M. Hollis
Alan Felder	Dawn K. Neher
John L. Harrington	Adam Portnoy
Lisa Harris Jones	Jeffrey P. Somers

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS OF DIVERSIFIED HEALTHCARE TRUST
Location: Live Webcast Accessible at https://www.virtual shareholdermeeting.com/DHC2025 Date: Thursday, May 29, 2025 Time: 9:30 a.m., Eastern Time
Agenda:
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Elect the Trustee nominees identified in the accompanying Proxy Statement to our Board of Trustees;

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Advisory vote to approve executive compensation;

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Approve the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan;

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Ratify the appointment of Deloitte & Touche LLP as our independent auditors to serve for the 2025 fiscal year; and

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Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record Date: You can vote if you were a shareholder of record as of the close of business on March 13, 2025 (the “Record Date”).

Attending Our 2025 Annual Meeting: To provide all of our shareholders an opportunity to participate in our 2025 Annual Meeting, our 2025 Annual Meeting will be a virtual meeting of shareholders which will be conducted by webcast. Shareholders will be able to listen, vote and submit questions online during our 2025 Annual Meeting. In order to attend and participate in our 2025 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern Time, on May 28, 2025.

•
Record Owners: If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/DHC2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

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Beneficial Owners: If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/DHC2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a control number if needed.

Please see the accompanying Proxy Statement for additional information.
By Order of our Board of Trustees, Jennifer B. Clark Secretary March 20, 2025

PROXY STATEMENT
The Board of Trustees (our “Board”) of Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company,” “we,” “us” or “our”), is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2025 annual meeting of shareholders. To provide all of our shareholders an opportunity to participate in our annual meeting, our annual meeting will be held virtually via live webcast on Thursday, May 29, 2025, at 9:30 a.m., Eastern Time, subject to any postponements or adjournments (the “2025 Annual Meeting”). We are first making these proxy materials available to shareholders on or about March 20, 2025.
Only owners of record of our common shares of beneficial interest (“Common Shares”) as of the close of business on March 13, 2025, the Record Date for our 2025 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of Common Shares are entitled to one vote for each Common Share held as of the close of business on the Record Date. Our Common Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”). At the close of business on March 13, 2025, there were approximately 241,236,272 Common Shares issued and outstanding.
The mailing address of our principal executive office is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2025 ANNUAL MEETING TO BE HELD ON THURSDAY, MAY 29, 2025.
The Notice of 2025 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2024 are available at www.proxyvote.com.

PLEASE VOTE
Please vote to participate in our decision making. Nasdaq rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.
PROPOSALS THAT REQUIRE YOUR VOTE
PROPOSAL	MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	Page 20	✓ FOR ALL	Plurality of all votes cast*
2 Advisory vote to approve executive compensation**	Page 37	✓ FOR	Majority of all votes cast
3 Approval of the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan	Page 50	✓ FOR	Majority of all votes cast
4 Ratification of independent auditors**	Page 54	✓ FOR	Majority of all votes cast

*
Our Board has adopted a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

**
Non-binding advisory vote.

You can vote in advance in one of three ways:
via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern Time, on May 28, 2025 to authorize a proxy VIA THE INTERNET.

by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern Time, on May 28, 2025 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.

by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.
If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern Time, on the day before the reconvened meeting.
PLEASE VISIT: www.proxyvote.com
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To review and download easy to read versions of our Proxy Statement and Annual Report.

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To sign up for future electronic delivery to reduce the impact on the environment.

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To register in advance to attend our 2025 Annual Meeting.

2025 Proxy Statement	1

PROXY SUMMARY
This proxy summary highlights information which may be provided elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
ELIGIBILITY TO VOTE
You can vote if you were a shareholder of record at the close of business on March 13, 2025, the Record Date for our 2025 Annual Meeting.
HOW TO CAST YOUR VOTE (Page 1)
You can vote by any of the following methods:
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By Telephone or Internet. All shareholders of record can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card.

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By Written Proxy. All shareholders of record also can authorize a proxy to vote their shares by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice.

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Electronically at our 2025 Annual Meeting. All shareholders of record may vote electronically at the meeting. Beneficial owners may vote electronically at our 2025 Annual Meeting if they have a 16 digit control number.

CORPORATE GOVERNANCE PRINCIPLES (Page 4)
We endeavor to observe and implement best practices in our corporate governance.
SUSTAINABILITY (Page 6)
We have a long-standing commitment to our shareholders and other stakeholders to conduct our business in an environmentally and socially responsible manner.
VOTING (Page 1, 20, 37, 50 and 54)
PROPOSAL	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL
1 Election of Trustees	✓ FOR ALL	Plurality of all votes cast*
2 Advisory vote to approve executive compensation**	✓ FOR	Majority of all votes cast
3 Approval of the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan	✓ FOR	Majority of all votes cast
4 Ratification of independent auditors**	✓ FOR	Majority of all votes cast

*
Our Board has adopted a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

**
Non-binding advisory vote.

With respect to Proposal 1, you may vote “FOR ALL” nominees, “WITHHOLD ALL” nominees or “FOR ALL EXCEPT” those nominees noted by you in the appropriate portion of your proxy card. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2, 3 and 4.

2	2025 Proxy Statement

PROPOSAL 1: ELECTION OF TRUSTEES (Page 20)
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Alan Felder, Lisa Harris Jones, Phyllis M. Hollis, Dawn K. Neher and Jeffrey P. Somers as Independent Trustees and Christopher J. Bilotto and Adam Portnoy as Managing Trustees. Presented below is the expected composition of our Board immediately following our 2025 Annual Meeting, assuming the election of our Trustee nominees and the expiration of John L. Harrington’s term as a Trustee.
NAME OF TRUSTEES	INDEPENDENT	COMMITTEE MEMBERSHIP
Christopher J. Bilotto		None
Alan Felder	✓	Audit
Lisa Harris Jones	✓	Audit Compensation Nominating and Governance
Phyllis M. Hollis	✓	Audit Compensation (Chair)
Dawn K. Neher	✓	Audit (Chair) Compensation
Adam Portnoy		None
Jeffrey P. Somers	✓	Audit Compensation Nominating and Governance (Chair)
PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Page 37)
COMPENSATION DISCUSSION AND ANALYSIS (Page 38)
Our compensation structure is unique because of our relationship with our manager, The RMR Group LLC (“RMR”). Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. Our Compensation Committee believes that our executive compensation program is appropriately designed to incentivize strong performance over the long term.
PROPOSAL 3: APPROVAL OF THE SECOND AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN (Page 50)
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS (Page 54)

2025 Proxy Statement	3

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Review of Corporate Governance Policies and Shareholder Engagement

Our Board is committed to upholding the values of good corporate governance. In recognition of the relationship between corporate governance and long term performance, and as a result of our ongoing engagement with our shareholders, our Board continues to proactively evaluate our corporate governance principles. Based on these principles, our Board has:
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since 2020, nominated five new Independent Trustees to our Board as part of our Board refreshment plan, and following our 2025 Annual Meeting, assuming the election of our Trustee nominees, the size of our Board will be seven members and the percentage of our Board comprised of Independent Trustees will be 71%;

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amended our Declaration of Trust to declassify our Board so that all of our Trustees stand for election annually, a measure which was supported by more than 71% of our shareholders;

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conducted an annual shareholder outreach and engaged with shareholders who hold approximately 60% of our Common Shares;

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adopted Environmental, Social and Governance (“ESG”) policies in connection with our efforts to lead a sustainable business and continue to improve our internal culture and the communities in which we operate;

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retained Korn Ferry, a leading executive search and consulting firm, to identify and vet candidates to expand and refresh our Board; and

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enhanced our compensation and sustainability disclosure and reporting in response to shareholder feedback.

We appreciate your support on these initiatives.
Board Composition, Expansion and Refreshment

Ensuring our Board is comprised of Trustees who bring diverse viewpoints and perspectives, have a variety of skills, professional experience and backgrounds and effectively represent the long term interests of our shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board regularly evaluates its composition. Our Board’s expansion and refreshment activities have created more skill mix and diversity and ensured a smooth transition as Trustees retire from our Board. We are currently governed by an eight member Board, including six Independent Trustees and two Managing Trustees. Following our 2025 Annual Meeting, assuming the election of our Trustee nominees, our Board will be comprised of five Independent Trustees and two Managing Trustees. Our Nominating and Governance Committee and our Board have an ongoing engagement with Korn Ferry, a leading executive search and consulting firm, to act as an advisor and to assist our Nominating and Governance Committee in:
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identifying and evaluating potential trustee candidates;

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creating an even playing field among candidates identified regardless of source;

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using the criteria, evaluations and references to prioritize candidates for consideration regardless of source; and

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assisting in attracting and vetting candidates.

Process for Selecting Trustees

Our Nominating and Governance Committee screens and recommends candidates for nomination by our full Board. Our Nominating and Governance Committee is assisted with its recruitment efforts by its ongoing engagement with Korn Ferry, which recommends candidates that satisfy our Board’s criteria. They also provide research and pertinent information regarding candidates, as requested.

4	2025 Proxy Statement

ISG Corporate Governance Framework

We follow the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies, as summarized below:
ISG Principle	Our Practice
Principle 1: Boards are accountable to shareholders.
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All of our Trustees stand for annual election.

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We adopted a proxy access bylaw.

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We have a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• We do not have a dual class structure; each shareholder gets one vote per share.
Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.
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In 2024, we had a proactive shareholder outreach and had active engagements with shareholders owning approximately 60% of our Common Shares.

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Our engagement topics included business strategies, governance reform priorities, sustainability and social strategy, Board composition, leadership and refreshment, succession planning and executive compensation program disclosure.

Principle 4: Boards should have a strong, independent leadership structure.
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We have a Lead Independent Trustee with clearly defined duties and robust responsibilities that are disclosed to shareholders.

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Our Board considers the appropriateness of its leadership structure at least annually.

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All of our committees are comprised solely of Independent Trustees.

2025 Proxy Statement	5

ISG Principle	Our Practice
Principle 5: Boards should adopt structures and practices that enhance their effectiveness.
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Assuming the election of our Trustee nominees at our 2025 Annual Meeting, 71% of Board members will be independent.

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Our Board includes members of underrepresented communities and is comprised of 43% women and 29% African American persons.

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We have an active Board refreshment plan, including an ongoing engagement with an executive search and consulting firm to identify and evaluate candidates to expand and refresh our Board; five new independent Board members have joined our Board in the last five years.

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Our Trustees then in office attended at least 75% of all Board and applicable committee meetings in 2024, and each of our Trustees then in office attended the 2024 annual meeting of shareholders.

Principle 6: Boards should develop management incentive structures that are aligned with the long term strategy of the company.
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Our Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies.

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Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted the Amended and Restated 2012 Equity Compensation Plan (the “Share Award Plan”) to reward our named executive officers and other employees of RMR who provide services to us and to align their interests with those of our shareholders.

•
RMR’s compensation is tied to our performance.

Shareholder Engagement and Outreach

We conduct shareholder outreach throughout the year to engage with shareholders on issues important to them. Our Board receives reports on this engagement as well as any specific issues to be addressed.
Sustainability

Overview. Our business strategy for our life science and medical office portfolio (our “Office Portfolio”) incorporates a focus on sustainable approaches to operating these properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate those properties in ways that improve the economic performance of their operations, while simultaneously ensuring tenant comfort and safety and managing energy and water consumption, as well as greenhouse gas emissions.
Our strategy for our senior housing operating portfolio (“SHOP”) is to work with our SHOP managers, to prioritize the safety and well-being of our residents, while also seeking to maximize the operating efficiencies of our senior living communities.

6	2025 Proxy Statement

Our environmental, social and governance initiatives for our Office Portfolio are primarily implemented by our manager, RMR, and for our SHOP, by our operators, including Five Star Senior Living (“Five Star”), an operating division of AlerisLife Inc. (“AlerisLife”), and focus on a complementary set of objectives, including the following:
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Responsible Investment: We seek to invest capital in our properties that both improves environmental performance and enhances asset value. During the acquisition of properties, RMR assesses, among other things, environmental sustainability opportunities and physical and policy driven climate related risks as part of the due diligence process.

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Environmental Stewardship: We seek to improve the environmental footprint of our properties, including by reducing greenhouse gas emissions, energy consumption and water usage, especially when doing so may reduce operating costs and enhance the properties’ competitive position. As a result of these ongoing efforts RMR has helped in generating the following portfolio-wide achievements for our Office Portfolio:

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Certifying more than 2.0 million square feet across 21 properties through the Environmental Protection Agency’s (“EPA”) ENERGY STAR® program, representing 25.8% of ENERGY STAR certification-eligible square feet;

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Benchmarking 3.2 million square feet across 38 properties, using the EPA’s ENERGY STAR® Portfolio Manager tool;

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Certifying 2.4 million square feet of our properties as Leadership in Energy and Environmental Design (“LEED”) certified properties, a certification program by the U.S. Green Building Council that recognizes performance in location and planning, sustainable site development, water savings, energy efficiency, materials selection, waste reduction, indoor environmental quality, innovative strategies and attention to priority regional issues. 1.2 million square feet are certified to a LEED Gold level; and

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Earning recognition as a Gold-Level 2024 Green Lease Leader by the U.S. Department of Energy’s Better Buildings Alliance and the Institute for Market Transformation for leasing activities that include lease clauses that promote energy efficiency and increased collaboration between tenant and landlord aiming to reduce the carbon footprint and operating costs of our properties.

In 2022, RMR announced its “Zero Emissions Promise.” For all properties for which RMR directly manages energy, which includes 92 properties in our Office Portfolio, RMR is committing to a goal of net zero by 2050 and a 50% reduction by 2029 from a 2019 baseline as it relates to scope 1 and 2 emissions. RMR’s 50% reduction commitments have been validated by the Science-based Targets Initiative. We believe that our properties that fall within RMR’s operational carbon neutrality commitments will benefit from these emissions reduction efforts and that achieving net zero emissions will occur through a combination of strategic capital investments in energy efficiency, stakeholder engagement to promote sustainable behavior, deployment of on-site solar and the purchase of energy from renewable sources.
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Quality of the Resident Experience in our SHOP properties: Our operators provide comprehensive resident enrichment programs and memory care programming designed to provide our residents fulfilling lives and positive experiences at our communities.

○
Certifying more than 1.1 million square feet of SHOP properties through the EPA ENERGY STAR® program.

•
Investments in Human Capital: We have no employees of our own. We rely on our manager, RMR, to hire, train, and develop a workforce that meets the needs of our business, contributes positively to our society and helps reduce our impact on the natural environment.

RMR
RMR employs approximately 1,000 real estate professionals across the United States. In 2024, RMR was recognized by GlobeSt. as one of commercial real estate’s Best Places to Work, by Commercial Property Executive as 11th on its list of Top Commercial Property Management Companies and by the EPA as an “ENERGY STAR Partner of the Year, Sustained Excellence.” In 2023, RMR was recognized by The Boston Globe for the fourth consecutive year as one of The Top

2025 Proxy Statement	7

Places to Work in Massachusetts in the Large Employers category. In 2021, RMR received the Excellence Award from the Institute of Real Estate Management. In 2020, RMR was recognized by the Boston Business Journal as the “Fastest Growing Middle Market Company in Massachusetts.”
RMR’s recruiting programs, on-boarding, retention programs and its development and training programs currently include the following:
○
LiveWell Employee Wellness Program: RMR’s LiveWell program was launched in 2016 with the goal of providing resources and incentives to enhance employees’ physical, emotional and financial wellness. LiveWell includes a range of educational presentations, webinar series and wellness competitions.

○
Managing with Impact: Since 2016, RMR hosted Managing with Impact workshops for managers throughout the company to expand their perspectives and increase their confidence as a new manager. Within their first year, managers complete the workshop and learn how to effectively delegate, solve problems and give meaningful performance feedback.

○
Tuition Reimbursement Program: RMR offers tuition assistance up to $20,000 annually for work-related education from accredited colleges and universities in order to deepen employees’ skillsets and support personal enrichment.

○
Accelerated Women in Leadership Program: RMR’s Accelerated Women in Leadership Program (“AWLP”) is a targeted learning experience that helps women strengthen and leverage their contribution and impact as professionals and leaders. Participants explore a variety of topics that help them manage biases that can be limiting, strengthen their executive presence, influence and negotiate more effectively, and integrate work and home life. Starting in 2020, a cohort of women professionals participate in AWLP each year.

○
Analyst Accelerator Internship Program: RMR’s Analyst Accelerator Internship Program is designed to attract early career talent to our industry from backgrounds underrepresented in real estate. The 10-week program is built upon the premise that hands on exposure as an analyst is an ideal way to provide rising college juniors or seniors with a solid first step toward a successful and lasting career in real estate. RMR actively recruits talent from college campuses and student communities interested in real estate who are traditionally underrepresented in the sector. Relationships with programs like the University of Massachusetts Amherst Real Estate Program, involvement with Historically Black Colleges and Universities, and engagement with women’s career forums are examples of RMR’s broad outreach efforts to develop a robust and diverse talent pipeline.

RMR also prioritizes on-going education and training for all employees across their organization as follows:
○
Engineering Apprenticeship Program: Given the increasing challenges within the real estate industry of attracting a qualified and diverse pool of engineers throughout the country, RMR made it a strategic focus to develop the next generation of qualified building engineers. RMR’s Engineering Apprenticeship Program standardizes the recruitment and development of engineering candidates to prepare them for open positions and to plan for future engineering needs. RMR recruits from various trade schools and job fairs to identify candidates for the two-year program with a curriculum that includes specific onboarding plans for training in electrical, heating, ventilation and air conditioning (“HVAC”), or plumbing trades and covers a range of essential engineering staff development topics.

○
Industry Associations & Credentials: In order to further their professional development, many of RMR’s employees seek out credentials and association memberships, with any membership costs reimbursed by RMR. Examples of credentials and association memberships include: Building Owners and Managers Association Membership and Event Participation, Certified Property Manager, Certified Public Accountant, National Association of Industrial and Office Properties, LEED Accredited Professional, Certified Energy Manager and Fitwel Ambassador.

8	2025 Proxy Statement

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Corporate Citizenship: We seek to be a responsible corporate citizen and to strengthen the communities in which we own properties through our policies and charitable giving. RMR regularly encourages its employees to engage in a variety of charitable and community programs, including participation in a RMR company-wide service day and a charitable giving matching program.

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Diversity & Inclusion: We value a diversity of backgrounds, experience and perspectives. Assuming the election of our Trustee nominees at our 2025 Annual Meeting, our Board will be comprised of 43% women and 43% members of underrepresented communities. We have no employees of our own but our manager, RMR, is an equal opportunity employer with all qualified applicants receiving consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, disability or protected veteran status. RMR is committed to equality and fostering a culture of diversity and inclusion. RMR has made diversity and inclusion an important part of its hiring, retention and development programs. RMR has enhanced its hiring policies to support increasing diversity within its workforce. For every open position not filled by internal candidates, hiring managers are required to have at least one qualified woman or member of underrepresented community candidate in the final round interviews before an offer is extended to fill the position. A RMR manager who is a woman and/or member of an underrepresented community is required to be part of the final round interview team. In addition, RMR works with strategic industry partners like Commercial Real Estate Women (“CREW”) and The Partnership, Inc. for posting new positions and supporting multicultural professionals.

To Learn more about RMR’s and our sustainability initiatives, visit www.rmrgroup.com/corporate-sustainability.
SHOP Managers
All SHOP managers strive to provide a high quality workplace experience and competitive total rewards program for their team members. AlerisLife manages the majority of our communities. An overview of AlerisLife’s employee programs is included below.
AlerisLife
As of December 31, 2024, AlerisLife had approximately 10,900 team members. AlerisLife’s team member engagement initiatives align with its goal of being an employer of choice with a thriving workforce that encourages career enrichment and positions it for growth. AlerisLife’s recruiting programs, on-boarding and retention programs and development and ongoing training programs currently include the following:
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Team Member Total Rewards: AlerisLife provides team members a competitive total rewards program that includes competitive salaries and a broad range of sponsored benefits such as a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off and tuition assistance. In February 2024, AlerisLife launched the “Nourish You” campaign, providing all team members a balanced nutritious meal during their work shift.

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Team Member Engagement: Management reviews annual team member engagement and satisfaction surveys to monitor employee morale and receive feedback on a variety of issues. By incorporating feedback that enhances employee engagement and satisfaction, Great Place to Work Institute and its senor care partner Activated Insights have certified AlerisLife as a Great Place to Work for the second year in a row.

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Rewards: AlerisLife rewards team members for innovation and productivity. It has several recognition programs for team members at various levels of the organization. AlerisLife also enhanced its recognition programs and incentives linked to its corporate values, years of service and achievement of company occupancy objectives.

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Tuition Reimbursement Program: AlerisLife offers tuition assistance for work-related education from accredited colleges and universities in order to deepen team members’ skill sets and support personal enrichment.

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AlerisLife also prioritizes ongoing education and training for all team members across the organization as follows:
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Training and Development: AlerisLife offers a robust learning management platform to provide training and development opportunities to all team members. In 2023, AlerisLife launched and delivered the “High Impact Conversation” training program to all individuals that directly manage others. In addition, it orchestrated its first ever field leadership conference designed to reinforce the training programs on specific skills attributable to sales, marketing, finance and operational excellence.

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Industry Associations & Credentials: In order to further their professional development, many of AlerisLife’s team members seek out credentials or hold professional licenses and association memberships. Examples of credentials, professional licenses and association memberships include: Medical License, Licensed Practical Nurse, Registered Nurse, Certified Medical Assistants, Certified Physical and Occupational Therapists, Speech-Language Pathologist, Certified Fitness Trainers, Cardiopulmonary resuscitation certifications (“CPR”), First Aid Certification, Law License and Certified Public Accountant accreditations.

Sustainability Accounting Metrics. The following disclosures are informed by the guidance of the Sustainability Accounting Standards Board (“SASB”) Industry Standard for Real Estate Version 2023-06. To the extent an accounting metric, as defined by the SASB Standard, is not applicable to our portfolio or data to report on the applicable accounting metric is not available to us, we have not made any disclosure.
For the following disclosures, our properties are reported in two segments, our Office Portfolio and our SHOP and is consistent with how these properties and our operating results are presented in our other SEC filings. The information presented is as of December 31, 2024, unless otherwise noted. Additionally, for all sustainability accounting metrics, Same Property includes properties owned continuously since January 1, 2023 and excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, thirty-seven non-segment properties and two unconsolidated joint ventures that own medical office and life science properties with an aggregate of approximately 204,688 rentable square meters in which DHC owns an equity interest.
CODE	METRIC	VALUE (Office Portfolio)	VALUE (SHOP)
IF-RE-130a.1	Energy Consumption Data Coverage as a Percentage of Floor Area (%)	49.0%	71.4%
IF-RE-130a.2(1)	Total Energy Consumed by Portfolio Area with Data Coverage (GJ)	258,430	963,785
IF-RE-130a.2(2)	Percentage of Total Energy from Grid Electricity (%)	76.7%	72.1%
IF-RE-130a.2(3)	Percentage of Total Energy from Renewable Source (%)	0.0%	0.0%
IF-RE-130a.3	Like-for-Like Percentage Change in Energy Consumption (%)	0.2%	4.3%
IF-RE-130a.4(1)	Percentage of Eligible Portfolio that has an Energy Rating (%)	45.8%	50.4%
IF-RE-130a.4(2)	Percentage of Eligible Portfolio that is Certified to ESTAR (%)	28.9%	9.9%

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CODE	METRIC	VALUE (Office Portfolio)	VALUE (SHOP)
IF-RE-130a.5	Description of how building energy management considerations are integrated into property investment analysis and operational strategy	See description below table.
IF-RE-140a.1(1)	Water Withdrawal Data Coverage as a Percentage of Total Floor Area (%)	52.6%	67.4%
IF-RE-140a.1(2)	Water Withdrawal Data Coverage as a Percentage of Floor Area in Water Stress Regions (%)	65.0%	74.0%
IF-RE-140a.2(1)	Total Water Withdrawn by Portfolio Area with Data Coverage (km3)	334.4	2,379.4
IF-RE-140a.2(2)	Percentage of Water Withdrawn in Regions with High or Extremely High Water Stress (%)	50.9%	41.6%
IF-RE-140a.3	Like-for-Like Percentage Change in Water Withdrawn (%)	-2.4%	7.1%
IF-RE-140a.4	Description of water management risks and discussion of strategies and practices to mitigate those risks	See description below table.
IF-RE-410a.1(1)	Percentage of New Leases That Contain a Cost Recovery Clause (%)	95.2%	0%
IF-RE-410a.1(2)	Associated leased floor area, by property sector (m2)	33,458	0
IF-RE-410a.3	Discussion of approach to measuring, incentivizing and improving sustainability impacts of tenants	See comments below table.
IF-RE-450a.1	Area in 100-year flood zone (m2)	20,754	221,879
IF-RE-450a.2	Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks	See description below table.
IF-RE-000.A	Number of Assets	98	232
IF-RE-000.B	Leasable Floor Area (m2)	738,831	2,312,301
IF-RE-000.C	Indirectly Managed Assets (%)	37.8%	100%
IF-RE-000.D	Average Occupancy Rate (%)	82.2%	79.8%
SASB Accounting Metric Code: IF-RE-130a.5: Energy management integration discussion.
RMR deploys on our behalf energy management best practices at our Office Portfolio, which include:
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Centralized utility bill processing and payment system;

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ENERGY STAR® benchmarking and certifications;

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Real-time energy monitoring;

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Daytime and nighttime energy audits;

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Light Emitting Diodes lighting upgrades;

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Annual energy engagement competitions;

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Energy performance training for property operations teams;

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Utilize green lease language, where possible, to promote mutual commitment to environmentally friendly practices and operational efficiencies with our tenants;

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Energy performance review for end-of-life HVAC equipment replacements; and

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Capital deployment dedicated to generating returns on energy efficiency upgrades.

As a result of these energy management efforts, we have reduced energy and water usage helping to generate both economic and environmental benefits.
Some cities and states in which we own properties require annual whole-building energy and water use disclosure or achieving certain energy or emissions performance standards. In these jurisdictions, RMR engages with tenants to collect and report any direct tenant-paid energy and water consumption. RMR’s programs also aid in complying with building performance standards by actively seeking out cost effective ways to reduce energy and emissions across properties managed by them and where tenants directly manage energy.
SASB Accounting Metric Code: IF-RE-140a.4: Water management integration discussion.
On our behalf, RMR supports water management practices at our Office Portfolio that reduce operating costs as well as our impact on the consumption of natural resources. Water usage is managed by benchmarking water performance to establish a baseline and to measure performance improvements resulting from conservation measures. Water benchmarking is performed through the EPA’s ENERGY STAR® Portfolio Manager online platform.
Some cities and states in which we own properties require annual whole-building energy and water use disclosure. In these jurisdictions, RMR engages with tenants to collect and report any direct tenant-paid energy and water consumption for our Office Portfolio.
RMR also routinely implements water efficiency and water use reduction projects for our Office Portfolio, which include upgrades to indoor plumbing fixtures, low-flow water closets and urinals, low-flow flush valves, low-flow automatic faucet controls, low-flow faucet aerators and shower heads, water-efficient landscaping, cooling tower water management and leak detection and notification.
SASB Accounting Metric Code: IF-RE-410a.3: Description of approach to measuring, incentivizing, and improving sustainability impacts of tenants.
On our behalf, RMR seeks to provide best-in-class Office Portfolio operations and healthy, efficient environments for our tenants and encourage continual engagement that promotes long-lasting relationships and sustainable behaviors.
RMR has internal policies that govern environmentally responsible property operations. We also utilize green lease language, where possible, to promote mutual commitment to environmentally friendly practices and operational efficiencies with our tenants. These efforts earned us Green Lease Leader Gold recognition in 2021 through 2024.
RMR prioritizes LEED certification and recertification projects by reviewing a variety of sustainability and leasing criteria such as high ENERGY STAR® scores and access to public transportation and near-by amenities. We believe that taking the initiative to submit for and attain LEED certification adds value to our properties and enhances tenant satisfaction, which reflects our commitment to environmental sustainability.
SASB Accounting Metric Code: IF-RE-450a.2: Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks.
We define climate change resilience as our ability to anticipate, prepare for and recover from adverse physical climate activity such as increased severity of acute weather events and chronic changes to weather patterns as well as identify and plan for climate-related transitional activities such as changes in policy and market-driven expectations.

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In preparation for and in response to property-level natural hazards, RMR utilizes dynamic geographic mapping tools which allows them to quickly assess the risk to our Office Portfolio from the rapidly changing natural hazards related to coastal and river flooding and other potential adverse impacts that may occur from named storms.
In advance of a natural hazard event, RMR directs resources to our Office Portfolio identified as potentially impacted through these mapping tools. The resources made available include access to senior management and mobilization of equipment and personnel. Rapid response personnel may also be directed to properties after a weather event has occurred.
Properties susceptible to inundation from flood waters are evaluated routinely. The evaluation may include implementing tenant and local agency coordination protocols, property incident response plan reviews, insurance provider assessments and the implementation of physical protection elements, such as flood and wind protection barriers.
We routinely utilize technology to evaluate our properties for energy and water performance. Such activities support lower operating expenses, improve comfort for our tenants and reduce our exposure to impacts from policies targeting building energy performance and greenhouse gas emissions.
Our portfolio strategy includes the development of hazard and vulnerability assessments of our existing properties and scenario planning and economic risk reviews of property development opportunities over long-term ownership periods. In 2021 RMR, in coordination with a third-party consultant, began physical climate scenario analyses for substantially all our properties. In 2024, RMR began a refresh of these analyses. The climate scenario assessments under evaluation include current physical climate risk exposure and assessments of future physical climate risk exposure models that consider a “business as usual” approach, a 2.0°C emissions mitigation approach in line with the Paris Climate Agreement and a “middle” approach, all based on the Intergovernmental Panel on Climate Change (“IPCC”) fifth Assessment Report (“AR”) Representative Concentration Pathways 8.5, 2.6, and 4.5, respectively, mapped to the latest IPCC AR6 Shared Social Economic Pathways (“SSP”) SSP1, SSP2 and SSP5, respectively. The following table summarizes physical and transitional climate change risks and opportunities identified for our portfolio.
Risks	Opportunities

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Over time, chronic or acute climate stressors such as extreme heat, increased precipitation, inland flooding or storm surges could lead to the need for capital investments to meet landlord commitments or improve asset resilience.

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Increases in regional water stress may lead to water use restrictions and impact our operators’ and tenants’ ability to provide services to their guests and patrons.

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Energy or emissions performance standards require capital investments to meet standards and offset regulatory fines.

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Maintaining comfort for vulnerable populations may become more costly for SHOP managers.

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Maintaining electrical power during climate disasters is critical.

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Energy-efficient, low-carbon footprint and climate change resilient properties may be in high demand, increasing revenue potential.

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On-site solar power generation can drive down utility expenses and provide clean energy and covered parking for tenants. Battery energy storage may further reduce operating expenses and contribute to an increase of localized grid reliability.

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Innovative solutions such as smart buildings, healthy buildings and buildings with sought-after amenities such as and electric vehicle (EV) charging stations may attract high-quality, investment-grade tenants.

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Senior living communities provide safe environments during climate-related emergencies.

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Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

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Our Board oversees and monitors strategic planning.

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Business strategy is a key focus of our Board and embedded in the work of Board committees.

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Company management is charged with executing our business strategy and provides regular performance updates to our Board.

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Our Board oversees risk management.

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Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

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Company management is charged with managing risk, through robust internal processes and effective internal controls.

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Our Board oversees succession planning and talent development for senior executive positions.

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Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

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In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Trustees, as applicable, to nominate and evaluate potential successors.

Our Board’s Role in Oversight of Risk Management

Our Board is elected by our shareholders to, among other things, oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board’s understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.
Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our manager, RMR, and RMR and our officers are responsible for incorporating risk management in their activities. Our management and members of our internal audit group regularly meet with our Audit Committee and provide us with advice and assistance with our risk management function.
In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided by RMR and other service providers, including:
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reports on market and industry conditions;

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operating and regulatory compliance reports;

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financial reports;

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reports on risk management and our ESG activities and initiatives;

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regulatory and legislative updates that may impact us;

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reports on the security of our information technology processes and our data; and

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legal proceeding updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with representatives of RMR, our officers, members of our internal audit group, legal counsel, our independent auditors and other professionals, as appropriate.

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Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity, and the use of artificial intelligence and our compliance with legal and regulatory requirements. Our Board and Audit Committee review reports annually from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting, and at other times, as may be warranted. Our Audit Committee also annually reviews an internal audit plan developed by members of our internal audit group with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings and results of its monitoring activities and oversight on our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements, as applicable, to our Board. Our Audit Committee also meets quarterly with members of our internal audit group to review the results of our internal audits and receive reports, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management, including cybersecurity, as it determines appropriate.
Our Audit Committee considers risks related to cybersecurity, and receives annual reports from our management regarding cybersecurity risks and countermeasures being undertaken or considered by us, including updates on the internal and external cybersecurity landscape and relevant technical developments, such as advances in the use of artificial intelligence, and more frequent reports as it may direct or as warranted. RMR has conducted an external assessment of its cybersecurity controls using a qualified third party. In addition, RMR’s cybersecurity program is aligned to the National Institute of Standards and Technology Cybersecurity Framework. RMR conducts annual data security education and testing for its employees, including RMR employees who provide services to us, in addition to penetration testing and unannounced email phishing exercises.
Our Compensation Committee whose responsibilities are detailed in its charter, among other responsibilities, evaluates RMR’s performance under our business and property management agreements, including any perceived risks created by compensation arrangements. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make long term and appropriately risk balanced decisions.
It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.
To learn more about the risks we face, you can review the matters discussed in Part I, Item 1A. “Risk Factors” and “Warning Concerning Forward-Looking Statements” in our Annual Report to Shareholders for the fiscal year ended December 31, 2024 (the “Annual Report”). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.
Trustee Independence

Under the corporate governance listing standards of the Nasdaq and our governing documents, our Board must consist of a majority of Independent Trustees. Under our governing documents, Independent Trustees are Trustees who are not employees of RMR, are not involved in our day to day activities and who meet the qualifications for independence under the applicable rules of the Nasdaq and the SEC.
Our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees or trustees or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Trustee’s relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation. Based on this review, our Board has

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determined that Alan Felder, John L. Harrington, Lisa Harris Jones, Phyllis M. Hollis, Dawn K. Neher and Jeffrey P. Somers currently qualify as independent trustees under applicable Nasdaq and SEC criteria and as Independent Trustees under our governing documents. In making these independence determinations, our Board reviewed and discussed additional information provided by us and the Trustees with regard to each of the Trustees’ relationships with us, RMR or The RMR Group Inc. (“RMR Inc.”), the managing member of RMR, and the other companies to which RMR provides management services (the “RMR Clients”). Our Board has concluded that none of these six Trustees possessed or currently possesses any relationship that could impair his, her or their judgment in connection with his, her or their duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.
Executive Sessions of Independent Trustees

Pursuant to our Governance Guidelines, our Independent Trustees meet at least twice per year in regularly scheduled meetings at which only Independent Trustees are present. Our Independent Trustees also meet with our officers, other representatives of our management, as appropriate, and with our independent auditors. The presiding Trustee for purposes of leading Independent Trustee sessions is the Lead Independent Trustee, unless the Independent Trustees determine otherwise.
Board Leadership Structure

All Trustees play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Trustees is to exercise sound, informed and independent business judgment in overseeing our Company and our strategic direction. Our Trustees are skilled and experienced leaders and currently serve or have served in government, as members of senior management in public and private for profit and nonprofit organizations and law firms, and have also served in academia. Our Trustees may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisors. Our Board is small, which facilitates informal discussions and communication from management to our Board and among Trustees.
Adam Portnoy serves as Chair of our Board. Our Board believes that Mr. Portnoy’s leadership of RMR and extensive familiarity with our day to day business provide valuable insight for our Board.
Six of our Trustees are independent, and, following our 2025 Annual Shareholder Meeting, assuming the election of our Trustee nominees, five of our Trustees will be independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our governing documents, two of our Trustees are Managing Trustees, persons who have been employees, officers or directors of RMR or RMR Inc., or who have been involved in our day to day activities for at least one year prior to his, her or their election as Trustees.
Lead Independent Trustee

We have a Lead Independent Trustee who is selected annually by the vote of a majority of our Independent Trustees. Currently, Ms. Harris Jones serves as our Lead Independent Trustee. Our Lead Independent Trustee has well-defined, robust responsibilities that include:
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assisting the Board in evaluating its effectiveness;

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presiding at all meetings of our Board at which the Chair or a Managing Trustee is not present;

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presiding at all meetings and executive sessions of the Independent Trustees;

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having the authority to call meetings of the Independent Trustees or executive sessions of the Independent Trustees;

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serving as the principal liaison between the Independent Trustees and our senior management team;

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assisting our Compensation Committee in its annual evaluation of the performance of our management and of our manager, RMR;

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considering suggestions for meeting agenda items from other Independent Trustees;

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with our Nominating and Governance Committee and Chair of our Board, monitoring and coordinating with our management on corporate governance issues and developments;

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authorizing the retention of advisors and consultants who report directly to the Independent Trustees when appropriate; and

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if requested, and in coordination with the Chair of our Board and our management, being reasonably available for consultation and direct communication with shareholders.

Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.
We have also adopted a Code of Business Conduct and Ethics (the “Code”) to, among other things, provide guidance to our board members, officers and RMR employees and ensure compliance with applicable laws and regulations.
Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have adopted a written charter, and each Board committee reviews its written charter on an annual basis to consider whether any changes are required.
Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code, information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code, and how to communicate with our Trustees individually or as a group. To access these documents on our website visit www.dhcreit.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code that apply to the principal executive officer, principal financial officer or controller, or persons performing similar functions, by posting such information on our website.
Environmental, Social and Governance Policies

Our Board has adopted the following policies in connection with our efforts to lead a sustainable business and to continue to improve our internal culture and the communities in which we operate: Employee Health and Wellness, Human Rights, Philanthropy and Business Partners’ Code of Conduct. These policies reflect our core culture of integrity and mutual respect as well as our commitment to caring for our tenants, residents, guests and the individuals who provide services to us as well as for the communities in which we operate. Our Employee Health and Wellness policy is designed to protect the health and wellbeing of all individuals in our workplace; our Human Rights policy is designed to promote a culture of mutual respect for people, communities and our planet; our Philanthropy policy sets forth our and RMR’s commitment to investing in our communities through a variety of philanthropic engagements; and our Business Partners’ Code of Conduct sets forth our expectations for our and RMR’s business partners to conduct business in an ethical manner that promotes the accomplishment of our goals. For additional information regarding our ESG policies, see the “Sustainability” section beginning on page 6 of this Proxy Statement.
Trustee Resignation Policy

Our Governance Guidelines provide that if an incumbent Trustee does not receive a majority of the votes cast in an uncontested election, the Trustee will offer to resign from our Board. In such circumstance, our Nominating and Governance Committee will make a recommendation to our Board on whether to accept or

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reject the resignation offer, or whether other action should be taken. Our Board will act on the resignation offer taking into account the recommendation of our Nominating and Governance Committee and make its decision within 90 days following the certification of the election results.
Insider Trading Policies and Procedures

We have adopted Insider Trading Policies and Procedures (our “Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by our Trustees and officers, directors, officers and employees of RMR and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. In general, our Insider Trading Policy prohibits us and our Trustees and officers, directors and officers of RMR Inc., officers and employees of RMR and related persons from trading in our securities while aware of material, nonpublic information about us. Our Insider Trading Policy also prohibits our Trustees and Executive Officers, directors of RMR Inc. and executive officers of RMR from transacting in our securities during certain designated blackout periods. In addition, our Trustees, RMR Inc.’s directors and certain of the Company’s and RMR’s senior officers are required to obtain approval in advance of transactions in our securities. The foregoing summary of our Insider Trading Policy does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Prohibition on Hedging

Our Insider Trading Policy expressly prohibits members of our Board and our officers from engaging in hedging transactions involving our securities.
Recommendations for Trustees

Shareholders who would like to recommend a Trustee nominee should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o Secretary, Diversified Healthcare Trust, at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@dhcreit.com. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.
Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other interested parties with our Trustees, individually or as a group. Communications should be addressed to our Trustees or the Trustee for whom the communication is intended, in care of the Secretary, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@dhcreit.com.
Shareholder Nominations and Other Proposals

Deadline to Submit Proposals Pursuant to Rule 14a-8 for the 2026 Annual Meeting of Shareholders: Shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive office on or before November 20, 2025 in order to be eligible to be included in the proxy statement for the 2026 annual meeting of shareholders; provided, that, if the date of the 2026 annual meeting of shareholders is more than 30 days before or after May 29, 2026, such a proposal must be submitted within a reasonable time before we begin to print our proxy

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materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.
Deadline to Submit Trustee Proxy Access Nominations for the 2026 Annual Meeting of Shareholders: Under our proxy access bylaw, a shareholder or a group of up to 20 shareholders owning at least three percent of our outstanding Common Shares continuously for at least three years may nominate and include in our proxy materials for the 2026 annual meeting of shareholders Trustee nominees constituting up to the greater of two nominees or 20% of the number of Trustees serving on our Board. In addition, the shareholder(s) and nominee(s) must satisfy the informational, documentation and other requirements specified by Section 2.18 of our bylaws (our “Bylaws”). Notice of a proxy access nomination for consideration at our 2026 annual meeting of shareholders must be delivered to or mailed and received at our principal executive office not later than November 20, 2025 and not earlier than October 21, 2025.
Deadline to Submit Other Nominations and Proposals for the 2026 Annual Meeting of Shareholders under our Bylaws: To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act and outside of the proxy access bylaw at the 2026 annual meeting of shareholders must be delivered to our Secretary at our principal executive office, in accordance with the requirements of our Bylaws, not later than 5:00 p.m., Eastern Time, on November 20, 2025 and not earlier than October 21, 2025; provided, that, if the date of the 2026 annual meeting of shareholders is more than 30 days earlier or later than May 29, 2026, then a shareholder’s notice must be so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2026 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2026 annual meeting of shareholders is first made by us. Shareholders making such a nomination or proposal must comply with the advance notice and other requirements set forth in our Bylaws, which include, among other things, requirements as to the shareholder’s timely delivery of advance notice, continuous requisite ownership of Common Shares and holding of a share certificate for such shares at the time of the advance notice, the record date for determining shareholders entitled to vote at the annual meeting and at the time of the annual meeting.
The foregoing description of the deadlines and other requirements for shareholders to submit a nomination for election to our Board or a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of our Declaration of Trust and Bylaws, including the requirements for proxy access or other shareholder nominations and other shareholder proposals, may be obtained by writing to our Secretary at Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC’s website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.

2025 Proxy Statement	19

PROPOSAL 1: ELECTION OF TRUSTEES
Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Alan Felder, Lisa Harris Jones, Phyllis M. Hollis, Dawn K. Neher and Jeffrey P. Somers as Independent Trustees and Christopher J. Bilotto and Adam Portnoy as Managing Trustees. Each Trustee nominee currently serves on our Board. John L. Harrington is not seeking re-election as an Independent Trustee upon the expiration of his current term. Mr. Harrington’s decision to not seek re-election to our Board was not due to any disagreement with us relating to our operations, policies or practices.
If elected, each nominee would serve until our 2026 annual meeting of shareholders and until his, her or their successor is duly elected and qualifies, subject to the individual’s earlier death, resignation, retirement, disqualification or removal.
We expect that each Trustee nominee will be able to serve if elected. However, if a Trustee nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.
Board of Trustees’ Qualifications and Experience
Our Trustees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications, viewpoints and backgrounds that strengthen their ability to carry out their oversight role on behalf of our shareholders.
DIVERSITY OF SKILLS AND EXPERIENCES
Risk oversight/management expertise	Familiarity with the public capital markets
Accounting and finance experience, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry	Knowledge of the asset management industry, commercial real estate (“CRE”) industry and real estate investment trusts (“REITs”), including medical office, life sciences and senior living markets
Corporate Governance	Understanding of healthcare policy, trends and regulations, and medical office, life science and healthcare business trends
Sustainability	Service on other public company boards and committees
Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing
CORE QUALIFICATIONS AND EXPERIENCES
High standards of integrity and ethics	Diverse perspectives, backgrounds and experiences, including professional background and skills
Business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and ability to make independent analytical inquiries	Commitment to serve on our Board over a period of years in order to develop knowledge about our operations and have sufficient time and availability to devote to Board and committee matters
Strong record of achievements, including work experience with a proven record of success

20	2025 Proxy Statement

Snapshot of 2025 Board Nominees
Presented below is a snapshot of the expected composition of our Board immediately following our 2025 Annual Meeting, assuming the election of our Trustee nominees. Our Board of Trustees believes that, collectively, our Trustees exhibit an effective mix of qualifications, experience and diversity.

Summary of Qualifications and Experience (7 Trustees)
Identifies as a Member of an Underrepresented Group
3
Talent Management
7
Sustainability
7
Corporate Governance
3
Financial Literacy
7
Government/Public Policy
3
Other Public Company Board Experience
4
Capital Markets/Investment Banking
6
Asset Management
5
REIT/Real Estate
6
Risk Oversight
7
CEO/Executive Management
7
Strategic Planning and Leadership
7

2025 Proxy Statement	21

A plurality of all the votes cast is required to elect a Trustee at our 2025 Annual Meeting.
The names, principal occupations and certain other information regarding the Trustee nominees that led our Nominating and Governance Committee and our Board to conclude that such persons are qualified to serve as Trustees are set forth on the following pages.
Our Board of Trustees recommends a vote of “FOR ALL” for the election of all Trustee nominees.

22	2025 Proxy Statement

Trustee Nominees to be Elected at Our 2025 Annual Meeting

Christopher J. Bilotto, 47, Managing Trustee
TRUSTEE SINCE 2024 PRESIDENT AND CHIEF EXECUTIVE OFFICER SINCE 2024 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
Our President and Chief Executive Officer since January 2024.

•
Executive Vice President of RMR since 2023, where he is responsible for acquisitions, asset management for all hotel and senior living properties, as well as development and redevelopment across the United States. Prior to that, Mr. Bilotto served as Senior Vice President of RMR from 2020 to 2023 and Vice President from 2016 to 2020 after joining RMR in 2011. Mr. Bilotto’s prior responsibilities at RMR included serving as Senior Area Director of RMR LLC’s West Region.
•
President and chief executive officer of Service Properties Trust since March 2025.

•
Former chief executive officer of Office Properties Income Trust from October 2023 to December 2023, president from 2021 to December 2023, chief operating officer from 2020 to 2023 and vice president from 2019 to 2020.
•
Previously held various management roles for shopping malls and mixed-use assets in New Mexico, Arizona and California at General Growth Properties.
•
Member of the National Association of Office and Industrial Properties.

OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Service Properties Trust (since 2025)

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Mr. Bilotto brings to our Board extensive professional skills and demonstrated management ability. Mr. Bilotto has experience in, and knowledge of, REITs and experience working in the CRE industry. Mr. Bilotto possesses institutional knowledge earned through prior service as an officer of Office Properties Income Trust, his current role as president and chief executive officer of Service Properties Trust and in leadership positions with RMR. Mr. Bilotto has professional skills and expertise in real estate matters and experience as a senior level executive officer. Mr. Bilotto identifies as Caucasian and as male. Mr. Bilotto qualifies as a Managing Trustee in accordance with the requirements of our governing documents.

Risk Oversight/Management	Financial Literacy	Human Capital Management	Investment Expertise
REIT/Real Estate	ESG	Public Company Executive

(1)
In addition to us, RMR or its subsidiaries currently provide management services to four other public companies that do not have any employees of their own: Industrial Logistics Properties Trust (Nasdaq: ILPT), Office Properties Income Trust (Nasdaq: OPI), Service Properties Trust (Nasdaq: SVC) and Seven Hills Realty Trust (Nasdaq: SEVN). For us and the companies with no employees, RMR or its subsidiaries provide all business operations and functions pursuant to the terms of the applicable management agreements with those companies.

2025 Proxy Statement	23

Alan Felder, 53, Independent Trustee
TRUSTEE SINCE 2025 BOARD COMMITTEES Audit
PROFESSIONAL EXPERIENCE:
•
Worked at UBS Investment Bank, from 2001 to 2024.

•
Managing Director, Head of Real Estate, Lodging and Leisure, Americas, at UBS, from 2016 to 2024.
•
Managing Director, Head of Private Financing Markets, at UBS, from 2019 to 2024.

•
Managing Director, Mergers and Acquisitions, at UBS, from 2008 to 2016.

•
Worked in the Investment Banking Division at Donaldson, Lufkin and Jenrette, from 1993 to 1999.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Mr. Felder brings to our Board extensive experience in, and knowledge of, the CRE and investment banking industries. Mr. Felder has demonstrated leadership and management abilities and experience in capital raising and strategic business transactions. Mr. Felder identifies as Caucasian and as male. Mr. Felder qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Expertise	Investment Expertise
REIT/Real Estate	ESG

24	2025 Proxy Statement

Lisa Harris Jones, 57, Independent Trustee
TRUSTEE SINCE 2015 LEAD INDEPENDENT TRUSTEE SINCE DECEMBER 2018 BOARD COMMITTEES Audit Compensation Nominating and Governance
PROFESSIONAL EXPERIENCE:
•
Founding and managing member of Harris Jones & Malone, LLC, a Maryland based law firm that focuses on state and local lobbying, government relations and procurement, since 2000.
•
Practiced corporate securities, mergers and acquisitions, government relations, real estate financing and land use law at other Maryland law firms, prior to founding Harris Jones & Malone, LLC.
•
Worked in a pro bono capacity for dyslexia education, community development in Baltimore City’s most challenging areas, and the advancement of minority and women business enterprises.
•
Served in leadership positions on several non-profit boards, including the Baltimore Museum of Art and Everyman Theatre.
•
Recognized for both her professional and civic work by multiple entities including Savoy Magazine where she gained national recognition by being named one of the Most Influential Black Corporate Directors.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Industrial Logistics Properties Trust (since 2018)

•
TravelCenters of America Inc. (from 2013 until it was acquired by BP Products North America Inc. in May 2023)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Ms. Harris Jones brings to our Board extensive professional skills and experience in legal and business finance matters, public policy and real estate matters. Ms. Harris Jones has dedicated a great deal of her time and resources to matters of public interest. Ms. Harris Jones’s practice includes representation of small and large business enterprises, both publicly and privately held, municipalities and related quasi-public agencies, and nonprofit organizations. Ms. Harris Jones represents clients on a wide range of business interests’ concerns including, but not limited to, public and private real estate development, land use zoning and financing, construction, energy, retail sales, education, transportation, public safety, healthcare, gaming, telecommunications, intellectual technology, procurement, corporate, taxation, labor and employment, insurance, public interest, election, and environmental law. Ms. Harris Jones has demonstrated leadership capacity as an entrepreneur and founding member of a law firm. Ms. Harris Jones has served on public company boards and board committees and possesses institutional knowledge earned through prior service on our Board. Ms. Harris Jones identifies as African American and as female. Ms. Harris Jones qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Financial Literacy	Public Company Board	Investment Expertise
Legal/Regulatory	Human Capital Management	ESG	REIT/Real Estate
Government/Public Policy

2025 Proxy Statement	25

Phyllis M. Hollis, 69, Independent Trustee
TRUSTEE SINCE 2023 BOARD COMMITTEES Audit Compensation (Chair)
PROFESSIONAL EXPERIENCE:
•
Chief executive officer of Hollis Advisory LLC since 2018.

•
Chief executive officer, chief marketing officer and chief operating officer for CAVU Securities, LLC, a New York based investment bank from 2014 to 2018.
•
Founded and served as president of Egerie Consulting from 2000 until 2010.

•
Co-founded Utendahl Capital Partners, a minority owned investment bank, in 1994.

•
Serves on the finance and investment committee for Guild Hall, a community arts, entertainment and education center.
•
Trustee on several other non-profit company boards, mostly involved with the visual arts, and serves on various committees which include strategic planning, investments/finance, impact initiatives and marketing.
•
Launched a weekly podcast, Cerebral Women Art Talks, to promote and provide marketing services to visual artists, mainly artists of color, female artists and art professionals, in 2020.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Seven Hills Reality Trust (from 2022 to September 2023)

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Ms. Hollis brings to our Board extensive experience in, and knowledge of, the investment banking industry and demonstrated management ability. Additionally, Ms. Hollis brings to our Board her experience in capital raising and strategic business transactions, as well as her professional training, skills and expertise in finance matters. Ms. Hollis identifies as African American and as female. Ms. Hollis qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Investment Expertise
ESG

26	2025 Proxy Statement

Dawn K. Neher, 68, Independent Trustee
TRUSTEE SINCE 2024 BOARD COMMITTEES Audit (Chair) Compensation
PROFESSIONAL EXPERIENCE:
•
Principal of Back East Consulting LLC since 2013.

•
Chief financial officer and director at large of Cambridge Innovation Centers from 2019 to 2021.
•
Chief financial officer of New England Development from 1998 to 2013.

•
Executive vice president, finance and acquisitions of New England Development from 1995 to 1998.
•
Vice president of equity investments of Aetna Realty Investors (now UBS Realty Investors) from 1986 to 1989.
•
Member of the corporate board committee of the Boston Club since 2013 and director at large from 2013 to 2016.
•
Member of National Association of Corporate Directors since 2013.

•
Legacy council member of Commercial Real Estate Women since 2012.

•
Member and panel speaker for International Council of Shopping Centers since 1989.

•
Member of the Pension Real Estate Association since 2010.

•
Member of the Urban Mixed Used Development Council since 2019 and member of the Urban Land Institute since 1989.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
None

OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Ms. Neher brings to our Board demonstrated management ability and extensive professional skills and experience in finance and real estate matters as a senior level executive officer. Ms. Neher has extensive experience in, and knowledge of, the CRE industry and over 35 years of experience working in real estate development, management and financing. Ms. Neher identifies as Caucasian and as female. Ms. Neher qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Financial Literacy	Human Capital Management	Investment Expertise
REIT/Real Estate	ESG

2025 Proxy Statement	27

Adam Portnoy, 54, Managing Trustee
TRUSTEE SINCE 2007 CHAIR OF OUR BOARD SINCE 2019 BOARD COMMITTEES None
PROFESSIONAL EXPERIENCE:
•
President and Chief Executive Officer of RMR Inc., since shortly after its formation in 2015.

•
President and Chief Executive Officer of RMR since 2005, and Director from 2006 to June 5, 2015 when RMR became a majority owned subsidiary of RMR Inc. and RMR Inc. became RMR’s managing member.
•
Director of Tremont Realty Capital LLC since March 2016.

•
Sole trustee, controlling shareholder and an officer of ABP Trust.

•
Director and controlling shareholder of Sonesta International Hotels Corporation and its parent.
•
Sole director of AlerisLife, Inc. since its acquisition by ABP Trust in March 2023.

•
Director of RMR Advisors LLC from 2007 to 2021 when it merged with Tremont Realty Capital LLC.
•
Honorary Consul General of the Republic of Bulgaria to Massachusetts.

•
Co-Chair of Massachusetts Opportunity Alliance, Inc. Board.

•
Member of Massachusetts High Technology Council, Inc. Board.

•
Chair of the board of directors of the Pioneer Institute.

•
Executive committee member of the board of directors of the Greater Boston Chamber of Commerce.
•
Member of AJC New England’s Leadership Board.

•
Previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Service Properties Trust (since 2007)

•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust, including its predecessor companies (since 2009)

•
The RMR Group Inc. (since 2015)

•
Industrial Logistics Properties Trust (since 2017)

•
TravelCenters of America Inc. (from 2018 until it was acquired by BP Products North America Inc. in May 2023) and chair of its board (from 2019 to May 2023)
•
AlerisLife Inc. (from 2018 until it was acquired by ABP Trust in March 2023) and chair of its board (from 2019 to March 2023)
•
Tremont Mortgage Trust (from 2017 until it merged with Seven Hills Realty Trust in September 2021)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Mr. Portnoy brings to our Board extensive experience in, and knowledge of, the asset management, CRE and residential real estate industries and REITs, gained in part through his key leadership position with RMR and its subsidiaries, his public company board service, and his demonstrated management ability. Mr. Portnoy also possesses experience in investment banking and private equity, as well as institutional knowledge earned through prior service on our Board and deep knowledge of our business. Mr. Portnoy identifies as Caucasian and as male. Mr. Portnoy qualifies as a Managing Trustee in accordance with the requirements of our governing documents.
Our Nominating and Governance Committee and our Board believe that, because Mr. Portnoy is the president and chief executive officer of RMR and the business of all the companies (including our Company) for which he serves as a managing trustee or managing director is integral to his day to day work, service on these additional boards does not impair the amount of attention or time that Mr. Portnoy spends on service on our Board. Our Board believes that Mr. Portnoy’s extensive familiarity with our day to day business provides valuable insight for our Board.

Risk Oversight/Management	Human Capital Management	Financial Literacy	Public Company Board
REIT/Real Estate	Investment Expertise	ESG	Public Company Executive
Government/Public Policy

28	2025 Proxy Statement

Jeffrey P. Somers, 82, Independent Trustee
TRUSTEE SINCE 2009 LEAD INDEPENDENT TRUSTEE FROM 2015-2018 BOARD COMMITTEES Audit Compensation Nominating and Governance (Chair)
PROFESSIONAL EXPERIENCE:
•
Of counsel since 2010, and member of the law firm of Morse, Barnes-Brown & Pendleton, PC from 1995 to 2009, serving as managing member for six of those years.
•
Former partner at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) for more than 20 years prior to working at Morse, Barnes-Brown & Pendleton, PC, serving as managing partner for eight of those years.
•
Director of Cantella Management Corp., a holding company of Cantella & Co., Inc., an SEC registered broker-dealer, from 2002 until January 2014, when the company was acquired by a third party.
•
Trustee of the Pictet Funds from 1995 to 2001.

•
Former staff attorney at the SEC in Washington, D.C. prior to entering private law practice.

•
Former trustee of Glover Hospital, a private not for profit regional hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles.
OTHER RMR PUBLIC CLIENT BOARDS(1):
•
Office Properties Income Trust (since 2009)

•
Seven Hills Realty Trust including its predecessor companies (since 2009)

•
Tremont Mortgage Trust (from 2017 to 2020)

•
Select Income REIT (from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018)
OTHER NON-RMR MANAGED PUBLIC COMPANY BOARDS:
•
None

BACKGROUND
Mr. Somers brings to our Board extensive expertise in legal, corporate governance and regulatory matters, as well as leadership experience gained from his role as a law firm managing partner. Mr. Somers also possesses a sophisticated understanding of finance and accounting matters, obtained through his service as a trustee of public REITs and investment companies, as well as work on board committees. Mr. Somers has extensive experience in public policy matters and complex business transactions gained partly from government service, as well as institutional knowledge earned through prior service on our Board. Mr. Somers identifies as Caucasian and as male. Mr. Somers qualifies as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

Risk Oversight/Management	Human Capital Management	Financial Literacy	REIT/Real Estate
ESG	Legal/Regulatory	Government/Public Policy	Public Company Board

2025 Proxy Statement	29

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Trustees or executive officers.

Christopher J. Bilotto Age: 47	President and Chief Executive Officer since 2024

Mr. Bilotto’s background and qualifications are described above.

Matthew C. Brown Age: 43	Chief Financial Officer and Treasurer since 2023

Mr. Brown has been a Senior Vice President of RMR since 2019, chief financial officer and treasurer of Seven Hills Realty Trust since March 2025 and has served in various finance and accounting leadership roles with RMR and its subsidiaries since 2007, including currently being responsible for the day to day oversight of the accounting and finance support functions and the tax and internal audit departments of RMR and various affiliates. Effective April 1, 2025, Mr. Brown will serve as chief financial officer, treasurer and a vice president of Tremont. Mr. Brown served as chief financial officer and treasurer of Office Properties Income Trust from 2019 until September 2023. Mr. Brown is a certified public accountant. Mr. Brown identifies as Caucasian and as male.

30	2025 Proxy Statement

BOARD COMMITTEES
Audit Committee

Members Dawn K. Neher (Chair) Alan Felder John L. Harrington Lisa Harris Jones Phyllis M. Hollis Jeffrey P. Somers 8 meetings during 2024
Our Audit Committee is comprised solely of Independent Trustees. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management, including cybersecurity and the use of artificial intelligence, and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditor and the resolution of disagreements between management and our independent auditor. Our independent auditor reports directly to our Audit Committee. Our Audit Committee reviews the overall audit scope and plans of the audit with our independent auditor. Our Audit Committee also reviews with management and our independent auditors our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.
Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Harrington is our Audit Committee’s “financial expert.”
Effective March 20, 2025, Mr. Felder was appointed to our Audit Committee and Ms. Neher replaced Mr. Harrington as Chair of our Audit Committee.

Compensation Committee

Members Phyllis M. Hollis (Chair) Lisa Harris Jones Dawn K. Neher Jeffrey P. Somers 5 meetings during 2024	Our Compensation Committee is comprised solely of Independent Trustees. Its primary responsibilities pertain to evaluating the performance and compensation of RMR and our executive officers, evaluating and approving any changes in our agreements with RMR and approving equity compensation awards. Our Compensation Committee recommends to our Board the cash compensation payable to our Trustees for Board and committee service. Our Compensation Committee determines and approves the equity based compensation payable to our Trustees for Board and committee service, and any compensation payable to the Lead Independent Trustee in his, her or their capacity as such. Our Compensation Committee administers our Share Award Plan and determines all awards granted pursuant to the Share Award Plan. It also reviews amounts payable by us to RMR under our business and property management agreements and approves any proposed amendments to or termination of those agreements.
Nominating and Governance Committee

Members Jeffrey P. Somers (Chair) Lisa Harris Jones 1 meeting during 2024	Our Nominating and Governance Committee is comprised solely of Independent Trustees. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to our entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur, to perform certain assessments of our Board and Board committees, including to assess the independence of Trustees and Trustee nominees, and to develop and recommend to our Board governance principles for our Company. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.

2025 Proxy Statement	31

BOARD MEETINGS
In 2024, our Board held 6 meetings. In 2024, each then Trustee attended 75% or more of the aggregate of all meetings of our Board and the committees on which he, she or they served or that were held during the period in which the Trustee served as a Trustee or committee member. All of the then Trustees attended last year’s annual meeting of shareholders. Our policy with respect to Board members’ attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.dhcreit.com.
TRUSTEE COMPENSATION
Compensation of Trustees

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Trustees. Under the currently effective Trustee compensation arrangements, each Independent Trustee receives an annual fee of $85,000 for services as a Trustee. The annual fee for any new Independent Trustee is prorated for the initial year of service. Each Independent Trustee who serves as a committee chair of our Audit Committee, Compensation Committee or Nominating and Governance Committee also receives an additional annual fee for such service of $20,000, $15,000 and $15,000, respectively, and our Lead Independent Trustee also receives an additional annual fee of $17,500 for serving in this role. Trustees who serve as the chair of a special committee receive an additional fee. Trustees are reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.
Each Independent Trustee and Managing Trustee also receives an award of Common Shares annually for serving as a Trustee. In 2024, each Trustee then in office received an award of Common Shares with a value equal to $90,000 based on the closing price of Common Shares on the date of the grant, rounded down to the nearest whole share, which resulted in an award of 37,037 Common Shares to each then Trustee. Managing Trustees do not receive cash compensation for their services as Trustees.
Trustee Share Ownership Guidelines

Our Board believes it is important to align the interests of our Trustees with those of our shareholders, and for our Trustees to hold equity ownership positions in our Company. Accordingly, each Trustee is expected to retain at least 100,000 Common Shares (which number shall automatically adjust in respect of stock splits or similar events) within the following times: (i) for persons serving as Trustees as of June 3, 2021, by the date of our 2025 Annual Meeting, and (ii) for persons elected as Trustees after June 3, 2021 if such person initially became a Trustee by election by our shareholders, by the date of the annual meeting of shareholders held in the fourth year following the annual meeting of shareholders at which such Trustee was initially elected; or if such person initially became a Trustee by election by our Board, by the date of our annual meeting of shareholders in the fourth year following the first annual meeting of shareholders of our Company following the initial election of such Trustee to our Board. Any Trustee who is prohibited by law or by applicable regulation of his, her or their employer from owning equity in our Company is exempt from this requirement. Our Nominating and Governance Committee may consider whether exceptions should be made for any Trustee on whom this requirement could impose a financial hardship.
As of March 13, 2025, all Trustees have met or, within the applicable period, are expected to meet, these share ownership guidelines.

32	2025 Proxy Statement

Fiscal Year 2024 Trustee Compensation

The following table details the total compensation of the Trustees for the fiscal year ended December 31, 2024 for services as a Trustee.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Christopher J. Bilotto(3)	—	90,000	—	90,000
Alan Felder(4)	—	—	—	—
Jennifer F. Francis(5)	—	—	—	—
John L. Harrington	105,000	90,000	—	195,000
Lisa Harris Jones	102,500	90,000	—	192,500
Phyllis M. Hollis	100,000	90,000	—	190,000
Dawn K. Neher	85,000	90,000	—	175,000
Adam Portnoy(3)	—	90,000	—	90,000
Jeffrey P. Somers	100,000	90,000	—	190,000

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Trustee in 2024, consisting of an $85,000 annual cash fee, and for each of Messrs. Harrington and Somers and Ms. Hollis, an additional $20,000, $15,000 and $15,000, respectively, for service as a committee chair in 2024. Ms. Harris Jones earned an additional $17,500 for service as the Lead Independent Trustee.

(2)
Equals 37,037 Common Shares multiplied by the closing price of such shares on May 31, 2024, the award date. Amounts shown are also the compensation cost for the award recognized by us for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards CodificationTM Topic 718, “Compensation-Stock Compensation” (“ASC 718”) (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All Common Share awards fully vested on the award date.

(3)
Managing Trustees do not receive cash compensation for their services as Trustees.

(4)
Mr. Felder was elected as an Independent Trustee effective March 20, 2025 and did not receive any compensation in 2024.

(5)
Ms. Francis retired as Chief Executive Officer effective December 31, 2023 and, in accordance with her retirement agreement, served as a Managing Trustee until May 31, 2024 and did not receive any compensation for her service as a Managing Trustee during 2024.

2025 Proxy Statement	33

OWNERSHIP OF OUR EQUITY SECURITIES
Trustees and Executive Officers

The following table sets forth information regarding the beneficial ownership of the outstanding Common Shares by each Trustee nominee, each Trustee, each of our named executive officers and our Trustees, Trustee nominees, and executive officers as a group, all as of March 13, 2025. Unless otherwise noted, to our knowledge, voting power and investment power in the Common Shares are exercisable solely by the named person and the principal business address of the named person is c/o Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information
Adam Portnoy	23,569,485	9.77%	Includes 23,250,019 Common Shares
owned by ABP Trust. Voting and
investment power with respect to Common
Shares owned by ABP Trust may be
deemed to be shared by Adam Portnoy as
			ABP Trust’s sole trustee.
Christopher J. Bilotto	151,294	Less than 1%
Jeffrey P. Somers	135,537	Less than 1%
Lisa Harris Jones	128,181	Less than 1%
John L. Harrington	97,037	Less than 1%	Includes 97,037 Common Shares owned by the John L. Harrington Revocable Trust. Mr. Harrington may be deemed to hold voting and investment power as a trustee and beneficiary of the John L. Harrington Revocable Trust.
Matthew C. Brown	86,282	Less than 1%
Phyllis M. Hollis	57,745	Less than 1%
Dawn K. Neher	37,037	Less than 1%
Alan Felder	—	Less than 1%
All Trustees, the Trustee nominees and executive officers as a group (nine persons)	24,262,598	10.06%

*
Amounts exclude fractional shares.

**
The percentages indicated are based on approximately 241,236,272 Common Shares outstanding as of March 13, 2025.

34	2025 Proxy Statement

Principal Shareholders

Set forth in the table below is information about the number of Common Shares held by persons known to be the beneficial owners of more than 5.0% of the outstanding Common Shares based on filings with the SEC pursuant to Section 13(d) and Section 13(g) of the Exchange Act.
Name and Address	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares*	Additional Information
ABP Trust and Adam Portnoy Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458	23,569,485	9.77%	Based on a Schedule 13D filed with the SEC on
June 20, 2023 by Mr. Portnoy and ABP Trust and
a Form 4 filed with the SEC on September 19,
2024 by Mr. Portnoy, reporting that, as of
September 17, 2024, (i) ABP Trust beneficially
owned 23,250,019 Common Shares and had
shared voting and dispositive power over
23,250,019 Common Shares and (ii) Adam
Portnoy directly owned and had sole voting and
dispositive power over 319,466.55 Common
Shares, beneficially owned 23,569,485.55
Common Shares and had shared voting and
dispositive power over 23,250,019 Common
Shares.
Flat Footed LLC (“Flat Footed”) 3465 N Pines Way, Suite 104 Box 206 Wilson, WY 83014	23,487,000	9.74%	Based on a Schedule 13G/A filed with the SEC
on October 22, 2024 by Flat Footed reporting
that at September 30, 2024, Flat Footed
beneficially owned 23,487,000 Common Shares
and had shared voting power over 23,487,000
Common Shares and shared dispositive power
over 23,487,000 Common Shares.
The Vanguard Group, Inc. (“Vanguard”) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	20,078,770	8.32%	Based on a Schedule 13G/A filed with the SEC
on February 13, 2024 by Vanguard reporting
that, at December 29, 2023, Vanguard
beneficially owned 20,078,770 Common Shares
and had shared voting power over 145,087
Common Shares, sole dispositive power over
19,752,286 Common Shares and shared
dispositive power over 326,484 Common
Shares.
BlackRock, Inc. (“BlackRock”) 50 Hudson Yards New York, NY 10001	18,689,085	7.75%	Based on a Schedule 13G/A filed with the SEC
on January 26, 2024 by BlackRock reporting
that, at December 31, 2023, BlackRock
beneficially owned 18,689,085 Common Shares
and had sole voting power over 18,247,074
Common Shares and sole dispositive power
over 18,689,085 Common Shares.
Silver Point Capital, L.P. (“Silver Point”) Two Greenwich Plaza Suite 1 Greenwich, CT 06830	15,720,000	6.52%	Based on a Schedule 13G filed with the SEC on
February 14, 2024 by Silver Point reporting that,
at December 31, 2023, Silver Point beneficially
owned 15,720,000 Common Shares and had
shared voting power over 15,720,000 Common
Shares and shared dispositive power over
15,720,000 Common Shares.

2025 Proxy Statement	35

Name and Address	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares*	Additional Information
H/2 Special Opportunities IV L.P. (“H/2”) 680 Washington Boulevard, 7th Floor Stamford, CT 06901	14,917,366	6.18%	Based on a Schedule 13D filed on June 30, 2023 by H/2 reporting that at June 30, 2023, H/2 beneficially owned 14,917,366 Common Shares and had shared voting power over 14,917,366 Common Shares and shared dispositive power over 14,917,366 Common Shares.

*
Our Declaration of Trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our Common Shares. Vanguard, however, is an Excepted Holder, as defined in our Declaration of Trust, and therefore is not subject to this ownership limit, subject to certain limitations. Additionally, on November 1, 2023, we amended our Bylaws to provide that transfers of our Common Shares to a person or group which is then, or would become as a result, owners of 5% or more of our outstanding Common Shares would be void in total for transferees then already owning 5% or more of our shares, and for transferees that would otherwise become owners of 5% or more of our Common Shares, to the extent the transfer would so result in such level of ownership by the proposed transferee. Common Shares relating to attempted transfers in violation of this prohibition may be subject to transfer to a charitable trust in accordance with the provisions of our Declaration of Trust. With respect to shareholders who held in excess of 5% of our Common Shares outstanding prior to November 1, 2023, none of such shareholders’ Common Shares were deemed under the new limitation to be excess securities subject to automatic transfer to a charitable trust; instead such shareholders will not be permitted to acquire additional Common Shares while owning 5% or more of our outstanding Common Shares or thereafter to the extent any such subsequent acquisition would result in them owning 5% or more of our outstanding Common Shares. The ownership limitation in our Bylaws is intended to help us preserve the tax treatment of our net operating losses and other tax benefits.

The percentages indicated are based on approximately 241,236,272 Common Shares outstanding as of March 13, 2025.

36	2025 Proxy Statement

PROPOSAL 2:	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” section beginning on page 38 and the “Executive Compensation” section beginning on page 44.
Our Board recommends that shareholders vote “FOR” the following resolution:
RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid by the Company to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” in this Proxy Statement.
Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders’ opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.
Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the advisory vote to approve executive compensation.

2025 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview

Our compensation structure is unique because of our relationship with our manager, RMR. Our business management agreement with RMR is designed to incentivize RMR to provide the highest quality services to us. RMR’s base business management fee is paid based on the lower of the historical cost of our properties and our market capitalization. RMR also may earn an incentive management fee based on the three year total return of our Common Shares relative to an index of our peers. Because our named executive officers are employees of RMR and not our Company, RMR, and not our Company, determines the cash compensation payable to our named executive officers.2 We do not reimburse RMR for compensation RMR paid or pays to our executive officers and our management agreements with RMR do not require RMR to allocate or pay a specific amount or percentage of RMR’s management fees to our named executive officers or require those officers to dedicate a specified amount of their time to our business.
RMR Compensation Practices. In order to enable our shareholders to make an informed decision on the non-binding advisory vote to approve the compensation of our named executive officers (“Say on Pay”), RMR has provided us with the following information about the compensation it paid in 2024 to our named executive officers for services provided by those officers to RMR, our Company and other RMR Clients:
•
The portion of the management fee that is allocated to named executive officer compensation paid by RMR.

•
Of this named executive officer compensation, the breakdown of base salary vs. cash bonus.

•
The metrics RMR uses to evaluate performance to determine the named executive officers’ cash bonuses.

Our named executive officers are officers and employees of RMR and, as officers and employees of RMR, also provide services to RMR and other RMR Clients. RMR has informed us that the cash compensation paid by RMR to our named executive officers is for services provided by the officers to RMR, our Company and other RMR Clients. RMR has also informed us that it is not able to allocate with reasonable certainty or provide a reasonable estimate of the compensation paid by RMR to our named executive officers for their services to us for a number of reasons, including that:
•
Our management agreements with RMR do not require individual executive officers to dedicate a specific amount of time to providing services to us under those agreements. RMR’s officers and employees provide services on an as needed basis across RMR, our Company and all other RMR Clients.

•
Our management agreements with RMR do not require that a specified amount or percentage of the management fees we pay to RMR be allocated to our executive officers.

•
RMR does not designate a specific amount of time that our named executive officers must spend providing services to us or record the amount of time that our named executive officers (or any other employee of RMR) spend providing services to us or other entities.

Summary of 2024 Named Executive Officer Compensation.
•
RMR has advised us that in 2024, RMR paid each of our named executive officers cash compensation for services provided by the officers to RMR, our Company and other RMR Clients, which cash compensation was comprised of a base salary and a discretionary cash bonus. With respect to 2024, our named executive officers collectively received aggregate base salary payments of $750,000 and aggregate discretionary cash bonuses of $1,367,500 from RMR. These amounts collectively represent 4.9% of the aggregate management fees and reimbursements we paid to RMR for 2024. On an aggregated basis, Messrs. Bilotto and Brown received 35% of their total 2024 cash compensation in the form of base salary payments and the remaining 65% in the form of discretionary cash bonuses.

1
Our named executive officers were our only executive officers during 2024.

38	2025 Proxy Statement

•
RMR did not provide guaranteed cash bonuses to our named executive officers during 2024 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses paid by RMR to Messrs. Bilotto and Brown in 2024 were discretionary in amount and were based on a performance evaluation conducted by, in the case of Mr. Bilotto, RMR Inc.’s compensation committee and, in the case of Mr. Brown, certain members of RMR’s Executive Operating Committee and presented to RMR Inc.’s compensation committee.

•
In 2024, RMR Inc. awarded 6,124 shares of Class A common stock of RMR Inc., with a grant date fair value of $149,977, to Mr. Bilotto and 3,348 shares of Class A common stock of RMR Inc., with a grant date fair value of $81,993 to Mr. Brown (subject to certain vesting requirements described below).

•
A list of specified peer companies was considered by RMR to develop appropriate compensation packages for the named executive officers.

Named Executive Officer Compensation Philosophy and Process.

The key principle of RMR’s compensation philosophy for all employees, including our named executive officers, is to pay for performance. RMR maintains a rigorous and thorough talent and compensation review process to ensure that its employees are in appropriate roles that maximize their full potential. This process also ensures that there is strong leadership guiding employees and that there is a succession and development plan for each role. RMR’s goal is to make employee and leadership development an integral part of its culture, supporting each employee and the continued success of RMR, our Company and other RMR Clients.

RMR’s named executive officer compensation planning process incorporates key areas of evaluation, including:
•
external market data;

•
internal benchmarking; and

•
quantitative and qualitative assessments of Company, group and individual performance.

Named Executive Officer Compensation Practices. RMR’s pay for performance compensation philosophy is reflected in its compensation practices, including:
•
no guaranteed salary increases or guaranteed cash bonuses;

•
no specific performance targets on which bonuses would be paid;

•
no specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks;

•
no excessive perquisites;

•
no tax gross-ups;

•
annual assessment of named executive officer compensation against peer companies and best practices;

•
holistic performance evaluations; and

•
annual salary cap.

Components of the Named Executive Officers’ Compensation. RMR’s compensation program includes both a base salary and a cash bonus. The cash bonuses RMR pays to our named executive officers are discretionary in amount and are based on a performance evaluation. The evaluation involves an analysis of both (i) the overall performance of RMR, our Company and other RMR Clients, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to RMR, our Company and other RMR Clients. RMR believes this evaluation process allows RMR to link pay with performance in the closest way possible and provide RMR with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer’s ability to react to changing circumstances that impact the businesses of RMR, our Company and other RMR Clients.

2025 Proxy Statement	39

RMR Inc. also awards shares of Class A common stock of RMR Inc. to our named executive officers. One fifth of the shares awarded vested on the award date and an additional one fifth are scheduled to vest on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services to RMR or one or more of the RMR Clients or their respective affiliates and to accelerated vesting under certain circumstances.
The table below describes the objectives supported by each of RMR’s and RMR Inc.’s primary compensation elements, along with an overview of the key design features of each element.
Compensation Element	What It Does	Key Measures
Base Salary	• Provides a level of fixed pay appropriate to an executive’s role and responsibilities • Evaluated on an annual basis	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus
•
Provides a competitive annual cash incentive opportunity

•
Links executives’ interests with shareholders’ interests

•
Incentivizes and rewards superior group, individual and Company performance

• Based on holistic performance evaluation
Equity Compensation	• Links executives’ interests with long-term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation
Named Executive Officer Pay Mix. As discussed above, RMR’s compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers’ interests with those of shareholders. During 2024, Messrs. Bilotto and Brown received aggregate performance based discretionary cash bonuses of $1,367,500 from RMR.
The base salary payments for our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be adjusted as RMR deems appropriate. RMR historically adjusts salary payments on October 1, the first day of its fiscal year. During 2024, Messrs. Bilotto and Brown received aggregate base salary payments of $750,000 from RMR. On an aggregated basis, in 2024, Messrs. Bilotto and Brown received 35% of their total cash compensation in the form of base salary payments and the remaining 65% in the form of performance based discretionary bonuses.
For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and its Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.
Compensation Philosophy

Our compensation program for our executive officers consists of Common Share awards under the Share Award Plan. Our Compensation Committee believes that these share awards recognize our executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance and further align the interests of the executive officers with those of our shareholders.

40	2025 Proxy Statement

Overview of 2024 Compensation Actions

In September 2024, our Compensation Committee Chair met with one of our Managing Trustees, Adam Portnoy, and the compensation committee chairs of RMR Inc. and the other RMR Clients, which included: Industrial Logistics Properties Trust (“ILPT”); Office Properties Income Trust (“OPI”); Service Properties Trust (“SVC”); and Seven Hills Realty Trust (“SEVN” and, together with ILPT, OPI and SVC, the “Other RMR Managed REITs”). The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the allocation of internal audit and related services costs among RMR Inc., our Company and other RMR Clients, to provide a comparative understanding of potential share awards by us and the Other RMR Managed REITs and to hear and consider recommendations from RMR concerning potential share awards and the vesting of those shares, which were in part based on the results of RMR’s review of current market practices with respect to executive compensation, and specifically of the companies’ peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by the Other RMR Managed REITs are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2024 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) the recommendations of RMR as presented by Mr. Portnoy, president and chief executive officer of RMR; (iv) the value of share awards to executive officers providing comparable services at the applicable Other RMR Managed REITs and other RMR Clients; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee’s perception regarding the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts we awarded were determined by our Compensation Committee on a discretionary basis using various factors. The named executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of named executive officer compensation they received from us.
Analysis of 2024 Awards under the Share Award Plan

Although we do not pay any cash compensation directly to our officers and have no employees, we adopted the Share Award Plan to reward our named executive officers and other RMR employees who provide services to us and to align their interests with those of our shareholders. We award shares under the Share Award Plan to recognize our named executive officers’ scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of RMR and to continue to provide services to us through the term of the awards.
Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of the Share Award Plan. Our Compensation Committee has historically determined to use awards of Common Shares under the Share Award Plan rather than seek to issue stock options as equity compensation. Because the value of the Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share award plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan could have the potential to encourage excessive short term risk taking, we have historically granted share awards rather than issue stock options.

2025 Proxy Statement	41

Our Compensation Committee uses comparative information about the applicable Other RMR Managed REITs as additional data to help it determine whether it is awarding share amounts that are reasonable based on the characteristics of those REITs and their respective officers. Our Compensation Committee also considers the size and structure of the applicable Other RMR Managed REITs and other RMR Clients, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the appropriateness of the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the compensation data regarding the applicable Other RMR Managed REITs and their officers, together with the other factors discussed above in “Overview of 2024 Compensation Actions,” but our Compensation Committee did not undertake a detailed comparison of the named executive officers across the applicable Other RMR Managed REITs or other RMR Clients or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2024, our Compensation Committee considered the foregoing factors and the factors set forth above in “Overview of Fiscal 2024 Compensation Actions” and determined to increase the number of Common Shares awarded to Messrs. Bilotto and Brown. We also considered Messrs. Bilotto and Brown’s level of performance and length of service to us in determining their awards. Messrs. Bilotto and Brown’s share awards were made in accordance with the recommendation of RMR and the Chair of our Compensation Committee. Such share awards also provide for vesting upon the occurrence of certain corporate “change in control” or termination events.
This year our Compensation Committee implemented a new method for determining share awards following a review of the methods used by certain peer companies and a determination that the new method would provide more consistency in the value of share awards from year to year. Our Compensation Committee now determines a set dollar value for each share award rather than setting the number of shares. As part of the considerations described above, we awarded in fiscal 2024 a number of Common Shares equal to $250,000 based on the closing share price on the grant date, rounded down to the nearest whole number, to Mr. Bilotto and a number of Common Shares equal to $135,000 (also rounded down to the nearest whole number) to Mr. Brown. Accordingly, Mr. Bilotto received 74,626 Common Shares with a grant date fair value of $249,997, and Mr. Brown received 40,298 Common Shares with a grant date fair value of $134,998. We determine the fair market value of the shares awarded based on the closing price of the Common Shares on the date of the award. Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to render significant services, whether as an employee or otherwise, to us, RMR or any RMR Client or their respective affiliates during the vesting period, we may cause the forfeiture of the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the Share Award Plan are entitled to receive distributions that we make, if any, on the Common Shares.
We award Common Shares annually to our officers and to other employees of RMR who provide services to us. We do not take into account material non-public information when determining the timing or terms of our annual awards of Common Shares, nor do we time disclosure of material non-public information for the purpose of affecting the value of such awards. Because the consideration of our annual share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for the Trustees), any proximity of any awards to earnings announcements or other market events is coincidental. We do not currently grant stock options as part of our equity compensation for our named executive officers.
Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of its named executive officers with those of its shareholders. Our Compensation Committee believes that the equity compensation of its named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

42	2025 Proxy Statement

Frequency of Say on Pay

Our current policy, consistent with the prior vote of our shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, our compensation of our named executive officers each year at the annual meeting of shareholders. Accordingly, we are providing shareholders with an opportunity to approve this compensation on a non-binding, advisory basis. As noted above, our only compensation paid by us to our named executive officers is Common Share awards. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and employs and compensates our named executive officers directly and in RMR’s sole discretion in connection with their services rendered to us and to RMR and the other RMR Clients as discussed above.
In evaluating our compensation process for 2024, our Compensation Committee generally considered the results of the most recent advisory vote of our shareholders on the compensation of the executive officers named in the proxy statement for our 2024 annual meeting of shareholders.
As noted above, Section 14A of the Exchange Act requires that we provide an opportunity for our shareholders to indicate how frequently we should hold the non-binding advisory vote on the compensation paid to our named executive officers. This “frequency” vote is required to be held at least once every six years. We last held a “frequency” vote at our 2023 annual meeting of shareholders. At that meeting, our shareholders voted in favor of holding annual advisory votes on the compensation of our named executive officers. Our next “frequency” vote is expected to be held at the 2029 annual meeting of shareholders.
REPORT OF OUR COMPENSATION COMMITTEE
The Compensation Committee (our “Compensation Committee”) of the Board of Trustees (our “Board of Trustees”) of Diversified Healthcare Trust has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Phyllis M. Hollis, Chair
Lisa Harris Jones
Dawn K. Neher
Jeffrey P. Somers
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee is comprised entirely of the four Independent Trustees listed above. No member of our Compensation Committee is a current, or during 2024 was a former, officer or employee of ours. In 2024, none of our executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on our Board or our Compensation Committee or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on our Compensation Committee. Members of our Compensation Committee serve as independent trustees of other public RMR Clients. Mr. Somers serves as an independent trustee of OPI and SEVN, and Ms. Harris Jones serves as an independent trustee of ILPT. The disclosures regarding our relationships with these foregoing entities and certain transactions with or involving them under the section entitled “Certain Related Person Transactions” are incorporated by reference herein.

2025 Proxy Statement	43

EXECUTIVE COMPENSATION
The following tables and footnotes summarize the total compensation we paid to our President and Chief Executive Officer and our Chief Financial Officer and Treasurer, or our “named executive officers.” Our named executive officers were our only executive officers during 2024. Please see “Compensation Discussion and Analysis-Compensation Overview” above for an explanation of why we pay our named executive officers no cash compensation. For information regarding the compensation paid by RMR and RMR Inc. to our named executive officers, please see the above “RMR Compensation Practices” section. For information regarding the compensation paid by RMR and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and its Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders. RMR Inc.’s filings with the SEC are not incorporated by reference into this Proxy Statement.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Christopher J. Bilotto(3)(4) President and Chief Executive Officer	2024	—	—	339,997	1,611	341,608
Matthew C. Brown(3)(5) Chief Financial Officer and Treasurer	2024	—	—	134,998	1,360	136,358
	2023	—	—	34,950	1,030	35,980

(1)
Represents the grant date fair value of Common Share awards in 2024 and 2023, as applicable, calculated in accordance with ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. The values listed in this column for Mr. Bilotto include the value of 37,037 Common Shares awarded to him in his capacity as a Managing Trustee in 2024. Mr. Bilotto was first elected as a Managing Trustee in May 2024 and was elected President and Chief Executive Officer, effective January 1, 2024.

(2)
Consists of cash distributions in the applicable year on unvested Common Shares received in connection with cash distributions we paid to all of our shareholders. We pay no cash compensation to our executive officers. As noted above, our named executive officers are employees of, and are paid by, RMR for their service as our executive officers (other than the awards of Common Shares described in this Proxy Statement for their service as our executive officers, or with respect to Mr. Brown in 2023, for his service as an officer of RMR).

(3)
Our named executive officers are officers and employees of RMR, and as officers and employees of RMR, also provide services to RMR and RMR Clients. In 2024, our named executive officers received aggregate base salary payments of $750,000 and Messrs. Bilotto and Brown received aggregate cash bonuses of $1,367,500 from RMR for services those officers provided to RMR, our Company and other RMR Clients.

(4)
Only one year of information has been provided for Mr. Bilotto because he was not a named executive officer prior to 2024.

(5)
Only two years of information has been provided for Mr. Brown because he was not a named executive officer prior to 2023.

2024 Grants of Plan Based Awards

The following table shows the total Common Shares awarded by us to our named executive officers in their capacity as our officers in 2024.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Christopher J. Bilotto	9/11/2024	74,626	249,997
Matthew C. Brown	9/11/2024	40,298	134,998

(1)
Equals the number of Common Shares awarded multiplied by the closing price on the date of the award, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

44	2025 Proxy Statement

2024 Outstanding Equity Awards at Fiscal Year End

The agreements governing the Common Shares we awarded to our named executive officers in 2024 and prior years provide that one fifth of each award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services, whether as an employee or otherwise, to us, RMR or any RMR Client or their respective affiliates and to accelerated vesting under certain circumstances. Holders of vested and unvested Common Shares awarded under the Share Award Plan receive distributions that we make, if any, on our shares on the same terms as other holders of the Common Shares.
The following table shows the total Common Shares awarded by us in 2024 and prior years to our named executive officers that were unvested as of December 31, 2024.
		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Christopher J. Bilotto(3)	2024	59,700	137,310
	2023	9,000	20,700
	2022	6,000	13,800
	2021	3,000	6,900
Matthew C. Brown(4)	2024	32,238	74,147
	2023	9,000	20,700
	2022	6,000	13,800
	2021	3,000	6,900

(1)
The Common Shares awarded in 2024, 2023, 2022 and 2021 were awarded on September 11, 2024, September 13, 2023, September 14, 2022 and September 15, 2021, respectively.

(2)
Equals the number of Common Shares not vested multiplied by the closing price of the Common Shares on December 31, 2024.

(3)
Mr. Bilotto was elected as our President and Chief Executive Officer, effective January 1, 2024. The Common Shares awarded to Mr. Bilotto in 2023 and prior years were awarded to him in his capacity as an officer and employee of RMR before becoming an executive officer of our Company.

(4)
Mr. Brown was elected as our Chief Financial Officer and Treasurer, effective October 1, 2023. The Common Shares awarded to Mr. Brown in 2023 and prior years were awarded to him in his capacity as an officer and employee of RMR before becoming an executive officer of our Company.

2024 Stock Vested

The following table shows Common Share awards made in 2024 and prior years to our named executive officers that vested in 2024.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher J. Bilotto(2)(3)	24,726	84,896
Matthew C. Brown(3)	18,660	64,839

(1)
Equals the number of vesting Common Shares multiplied by the closing price on the dates that such Common Shares vested in 2024.

(2)
The number of Common Shares shown in the table does not include Common Shares awarded to Mr. Bilotto in his capacity as a Managing Trustee.

(3)
The Common Shares awarded to Messrs. Bilotto and Brown in 2023 and prior years were awarded to them in their capacity as officers and employees of RMR.

2025 Proxy Statement	45

Potential Payments upon Termination or Change in Control

The Share Award Plan and the form of share award agreement for awards made to our named executive officers provides for acceleration of vesting of all share awards upon the occurrence of certain change in control or termination events (each, a “Termination Event”). The following table describes the potential payments to our named executive officers upon a Termination Event, if such event had occurred, as of December 31, 2024.
Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of December 31, 2024 ($)(1)
Christopher J. Bilotto	77,700	178,710
Matthew C. Brown	50,238	115,547

(1)
Equals the number of unvested Common Shares multiplied by the closing price of the Common Shares on December 31, 2024.

From time to time we have approved, and may in the future approve, the acceleration of vesting of Common Shares previously awarded under the Share Award Plan to former employees of RMR, which may include individuals who are our executive officers, when their employment with RMR is terminated.
For a discussion of the consequences of a Termination Event under our business and property management agreements with RMR, see the below “Related Person Transactions” section.
Pay Ratio

Pay ratio disclosure under Item 402(u) has not been provided because we do not have any employees.
Equity Plan Information

We may grant Common Shares under the Share Award Plan to our Trustees and officers, employees of RMR and other individuals who provide services to us or to our subsidiaries. In fiscal year 2024, we issued 1,141,026 Common Shares to our Trustees and officers, employees of RMR and others who provided services to us or to our subsidiaries. The following table is as of December 31, 2024.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	1,090,392
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	1,090,392

46	2025 Proxy Statement

Pay Versus Performance

The following table and footnotes summarize the total compensation we paid to our Named Executive Officers (our “NEOs”), compensation “actually paid” to the NEOs (calculated in accordance with SEC rules), the cumulative total shareholder return of the Company, the peer group total shareholder return and our net income for the past five fiscal years. We do not use any financial performance measures to link compensation actually paid to our NEOs by us to the Company’s performance. Accordingly, pursuant to the SEC rules, we have not included a “company selected measure” or the tabular list of performance measures. Please see “Compensation Discussion and Analysis-Compensation Overview” above for an explanation of why we pay our NEOs no cash compensation. For information regarding the compensation paid by RMR and RMR Inc. to our NEOs, please see the above “RMR and RMR Inc. Compensation Practices section.
Pay Versus Performance
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)	Compensation Actually Paid to PEO(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($000s)
							Total Shareholder Return	Peer Group Total Shareholder Return**
	Christopher J. Bilotto
2024	$341,608	$251,245	—	—	$136,358	$74,782	$31.21	$115.25	$(370,272)
			Jennifer F. Francis
2023	—	—	178,710	508,007	19,090	139,720	50.07	92.56	(293,572)
2022	—	—	123,995	(75,701)*	53,845	(61,296)*	8.38	81.72	(15,774)
2021	—	—	280,424	231,125	103,489	71,960	39.15	104.54	179,926
2020	—	—	116,421	58,298	78,157	27,432	51.69	90.08	(134,307)
*
Because the Company does not pay cash compensation to its NEOs, the total compensation from the summary compensation table does not include cash compensation received by our NEOs. The negative values for Compensation Actually Paid in 2022 reflect the decline in value of the share awards granted by us to our NEOs.

**
Peer group total shareholder return is based on the MSCI U.S. REIT/Health Care REIT Index.

(1)
The following table summarizes the applicable deductions and additions for the PEO in the calculation of Compensation Actually Paid to the PEO.

PEO Compensation Actually Paid
Year	PEO Name	Total Compensation Per Summary Compensation Table	Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to PEO
2024	Christopher J. Bilotto	$341,608	$(339,997)	$137,310	$(25,920)	$140,002	$(1,758)	$249,634	$251,245

(2)
The only non-PEO NEO for 2024 is Matthew C. Brown.

(3)
The following table summarizes the applicable deductions and additions for the non-PEO NEO in the calculation of Compensation Actually Paid to the non-PEO NEO.

Average Non-PEO NEOs—Compensation Actually Paid
Year	Total Compensation Per Summary Compensation Table	Stock Grant Amount	Year End Fair Value of Equity Awards Granted and Unvested During Applicable Year	Change in Fair Value as of Year End of Any Prior Year Awards that Remain Unvested as of Year End	Awards Granted and Vested in the Same Year, at Fair Value as of the Vesting Date	Change in Fair Value as of Year End of Any Prior Year Awards that Vested During Applicable Year	Total Equity Value Reflected in Compensation Actually Paid	Compensation Actually Paid to Non-PEO NEOs
2024	$136,358	$(134,998)	$74,147	$(25,920)	$27,001	$(1,806)	$73,422	$74,782

2025 Proxy Statement	47

Relationship Description

CAP* vs. Total Shareholder Return
Compensation Actually Paid ("CAP")
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
-$200,000
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$60
$50
$40
$30
$20
$10
$0
2020
2021
2022
2023
2024
$58,298
$27,432
$231,125
$71,960
-$75,701
-$61,296
$508,007
$139,720
$251,245
$74,782
$51.69
$39.15
$8.38
$50.07
$31.21
CAP to PEO
Average CAP to Non-PEO NEOs
Total Shareholder Return

CAP* vs. Net Income
Compensation Actually Paid ("CAP")
Net Income $000s
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
-$100,000
-$200,000
$300,000
$200,000
$100,000
$0
-$100,000
-$200,000
-$300,000
-$400,000
2020
2021
2022
2023
2024
$58,298
$27,432
-$134,307
$231,125
$71,960
$179,926
-$75,701
-$61,296
-$15,774
$508,007
$139,720
-$293,572
$251,245
$74,782
-$370,272
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

*
Because the Company does not pay cash compensation to its NEOs, the total compensation from the summary compensation table does not include cash compensation received by our NEOs. The negative values for Compensation Actually Paid in 2022 reflect the decline in value of the share awards granted by us to our NEOs.

48	2025 Proxy Statement

Total Shareholder Return: DHC vs. Peer Group
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$100
$115.25
$31.21
2019
2020
2021
2022
2023
2024
DHC TSR
MSCI U.S. REIT/Health Care REIT Index

2025 Proxy Statement	49

PROPOSAL 3:	APPROVAL OF THE SECOND AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
We are asking shareholders to approve the Second Amended and Restated 2012 Equity Compensation Plan (the “Amended and Restated Plan”). The Amended and Restated Plan increases the number of Common Shares available under the plan from the 5,250,000 previously reserved under the predecessor Amended and Restated 2012 Equity Compensation Plan, as amended (the “Share Award Plan”), to an aggregate of 8,750,000 and extends the term of the plan until the tenth anniversary of our 2025 Annual Meeting.
Background

The Amended and Restated Plan provides that an aggregate of 8,750,000 Common Shares are available for award under the plan pursuant to grants of Common Shares or Common Shares subject to restrictions (“Restricted Shares”). As of March 13, 2025, there were 239,951,702 Common Shares outstanding (not including unvested Restricted Shares), 1,125,823 Common Shares were available for grants of future awards pursuant to the Share Award Plan, and there were 1,284,570 unvested Restricted Shares outstanding, which remain subject to possible forfeiture to, or repurchase for nominal consideration by, us as provided in applicable share award agreements.
Our Board believes that equity and equity-based compensation assists in recognizing executives’ and other service providers’ scope of responsibilities, rewarding demonstrated performance and leadership, motivating future performance, aligning the interests of our executives and other service providers with those of our other shareholders and motivating executives and other service providers to remain in the service of our Company and RMR and to continue to provide services to us through the term of the awards. The Amended and Restated Plan, if approved by shareholders, will be the only plan we have to provide equity and equity-based incentive compensation to eligible individuals.
We believe that the number of Common Shares available for issuance under the Amended and Restated Plan is necessary to allow us to continue our equity compensation program for approximately the next three to four years based on current expectations (although the Amended and Restated Plan will have a term that runs until the tenth anniversary of our 2025 Annual Meeting).
In connection with the drafting of the proposed Amended and Restated Equity Plan, the Compensation Committee received input on plan design and sizing from Ferguson Partners, an independent compensation consultant retained by the Company.
For purposes of evaluating our equity compensation program, shareholders may wish to consider two key metrics: “historical burn rate” and “overhang.”
Historical Burn Rate. Our historical burn rate is equal to the number of Common Shares subject to equity awards granted during a period, in proportion to our weighted average outstanding Common Shares. Our burn rate for the year ended December 31, 2024 was 0.5%, and our average annual burn rate for the three years ended December 31, 2024 was 0.4%.
Year	Time-Based Full-Value Awards Granted	Weighted Average Common Shares Outstanding	Burn Rate
2024	1,141,026	239,535,000	0.5%
2023	960,000	238,836,000	0.4%
2022	847,000	238,314,000	0.4%
		3-Year Average	0.4%
Overhang. Our overhang is the number of outstanding Common Shares that are subject to vesting requirements at year end (i.e. unvested Restricted Shares) plus the number of Common Shares available for future grants of equity awards, inclusive of an additional 3,500,000 Common Shares, assuming approval of the Amended and Restated Plan by shareholders, in proportion to our Common Shares outstanding at year

50	2025 Proxy Statement

end excluding the unvested Restricted Shares. As of the year ended December 31, 2024, our overhang was 2.5%, which includes the number of Common Shares available for future grants (1.9%) and the number of unvested Restricted Shares (0.6%).
Material Terms of the Amended and Restated Plan

A copy of the Amended and Restated Plan is set forth as Annex A to this Proxy Statement. The material features of the Amended and Restated Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Amended and Restated Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.
Administration. The Amended and Restated Plan will continue to be administered by our Board or, in the discretion of our Board, a committee designated by our Board and comprised of at least two members of our Board. Our Board has delegated its authority to administer the Share Award Plan to our Compensation Committee and such delegation is expected to remain in place with respect to the Amended and Restated Plan; however, our Board may revoke or rescind such delegations of authority in whole or in part at any time. Each member of any committee administering the Amended and Restated Plan is required to be a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and to meet such other requirements as our Board may determine to be necessary or appropriate. Our Board or a committee thereof has the authority to administer the Amended and Restated Plan, including the authority to interpret the plan, to make awards thereunder (and determine the terms of such awards) and to adopt and approve from time to time the forms of share award agreements under the Amended and Restated Plan.
Awards. The Amended and Restated Plan permits discretionary awards of Common Shares, which will be subject to such terms and conditions as our Board or a committee may determine, which may include, without limitation, terms with respect to vesting, forfeiture, repurchase and transfer restrictions, typically based on continued employment or service. If it determines to do so, our Board or the designated committee may award shares under the Amended and Restated Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions (“Unrestricted Shares”); provided that no more than 25% of any individual award may consist of Unrestricted Shares at grant, other than awards of Common Shares to our Trustees that may constitute Unrestricted Shares in their entirety.
Participants. The Amended and Restated Plan permits awards to be made to our Trustees and officers, employees of RMR, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. Actual participants are determined by our Board or a committee thereof in its discretion.
Change in Control; Termination Event. The Amended and Restated Plan provides that if we are subject to a “Change in Control” or a “Termination Event” (each as defined in the Amended and Restated Plan) unvested awards will vest upon the occurrence of such event.
Amendment and Termination. The Amended and Restated Plan may be amended or terminated by our Board, subject to shareholder approval where required by law or applicable listing requirements. The Amended and Restated Plan will, unless terminated earlier by our Board, terminate on the tenth anniversary of our 2025 Annual Meeting. However, awards made before the termination of the Amended and Restated Plan may extend beyond that date in accordance with their terms.
Common Shares Available. The total number of Common Shares that may be granted under the Amended and Restated Plan is 8,750,000, which number will be reduced by any shares that have been or may be issued prior to the effective date of the Amended and Restated Plan, subject to adjustment for certain transactions as set forth in the plan. If any Common Shares subject to an award (including awards granted under the Share Award Plan, of which there were 1,125,823 outstanding as of March 13, 2025) are forfeited, cancelled, repurchased or surrendered, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the plan. Common Shares surrendered or withheld as payment of withholding taxes in respect of an award, only to the extent such surrender or withholding occurs on or after May 29, 2025, shall not be available again for grant under the Amended and Restated Plan. The number of Common Shares reserved for issuance under the Amended and

2025 Proxy Statement	51

Restated Plan and the awards made under the plan are generally subject to adjustment by our Board upon the occurrence of a merger, sale of assets, reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or any similar corporate transaction.
On March 18, 2025, the last reported sale price of the Common Shares on the Nasdaq was $2.65 per share.
Persons eligible to receive awards of shares under the Amended and Restated Plan will be those persons selected by our Board or committee in its discretion from among our Trustees and officers, employees of RMR, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. As of March 13, 2025, we had two executive officers and seven Trustees, and RMR and its subsidiaries had approximately 1,000 employees who were not either executive officers or Trustees of the Company; all of those persons and other qualifying service providers of the Company would be eligible for awards under the Amended and Restated Plan. During 2024, 91 eligible Trustees, officers, employees of RMR and other persons providing services to us (or our subsidiaries) received awards under the Share Award Plan.
Awards under the Amended and Restated Plan will generally be made in the discretion of our Board or designated committee thereof and are therefore not determinable at this time.
Certain Federal Income Tax Consequences in Respect of the Amended and Restated Plan

The following is a summary of certain United States federal income tax consequences with respect to awards under the Amended and Restated Plan. Participants should consult with their own tax advisors and should not rely upon this summary.
Share Awards. A participant in the Amended and Restated Plan receiving an unrestricted Common Share award (or the unrestricted portion of a Restricted Share award) will be taxed as ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time of the award.
Restricted Shares. The term “restricted shares” refers to an award of Common Shares under the Amended and Restated Plan that are subject to forfeiture restrictions. A participant generally will not be taxed upon the receipt of a Restricted Share award, but rather will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time the Common Shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. A participant may, however, elect under Internal Revenue Code Section 83(b) and not later than 30 days after the transfer of such Common Shares to the participant to recognize ordinary compensation income at the time the Restricted Shares are awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such Common Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional income will be recognized by such participant at the time the restrictions lapse. However, if Common Shares subject to a Section 83(b) election are later forfeited, no tax deduction is allowable with respect to the previously recognized ordinary compensation income to the participant for the forfeited Common Shares.
The full amount of dividends or other distributions of property made with respect to Restricted Shares before the lapse of any applicable restrictions will constitute ordinary compensation income, unless a Section 83(b) election has been made.
Company Deductions. The Company, as the recipient of the services rendered by the participant, will generally be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary compensation income. The Company deductions referred to in this summary may be limited by Internal Revenue Code Section 162(m) for certain employees.

52	2025 Proxy Statement

Share Usage

The annual share usage under the Share Award Plan for the last three calendar years was as follows:
Year	Awards Granted (number of shares)	Weighted Average Common Shares Outstanding
2024	1,141,026	239,535,000
2023	960,000	238,836,000
2022	847,000	238,314,000
Approval of the Amended and Restated Plan requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the approval of the Amended and Restated Plan.

2025 Proxy Statement	53

PROPOSAL 4:	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of our independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by our independent auditors and the associated fees.
Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ technical expertise and knowledge of our operations and industry, the auditors’ independence, the results of inspections by the Public Company Accounting Oversight Board (“PCAOB”) and peer quality reviews of the auditors and the auditors’ reputation in the marketplace. In connection with the mandated rotation of our independent auditors’ lead engagement partner, our Audit Committee and its Chair consider the selection of the new lead engagement partner identified by our independent auditors.
Based on this evaluation, our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the fiscal year ending December 31, 2025. Deloitte has served as our independent auditors since June 2020 and is considered by management and our Audit Committee to be well-qualified.
Our Audit Committee has determined to submit its selection of our independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of our independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.
Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to us by Deloitte for the fiscal years ended December 31, 2024 and 2023.
	2024 Fees(1)	2023 Fees
Audit Fees	$1,417,400	1,514,850
Audit Related Fees	32,250	31,200
Tax Fees	21,750	95,486(2)
All Other Fees	948	948

(1)
The amount of audit fees for 2024 is based on the fees billed and paid to date and on the estimate for remaining fees provided by Deloitte to and approved by our Audit Committee for the services provided by Deloitte. The final amount of fees may vary from the estimate provided.

(2)
Tax fees reported for 2023 have been adjusted for invoices received after the filing date of our 2024 proxy statement.

Audit Fees. This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of any of our Quarterly Reports on Form 10-Q.
Audit Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in “Audit Fees.” These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.
Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.

54	2025 Proxy Statement

All Other Fees. This category consists of services that are not included in the above categories. The amounts for 2024 and 2023 reflect annual subscription fees for Deloitte’s online accounting research application.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. RMR’s internal audit group is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.
Our Audit Committee will not approve engagements of our independent auditors to perform non-audit services for us if doing so will cause our independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB’s rules.
All services for which we engaged Deloitte in fiscal 2024 and 2023 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Deloitte in fiscal 2024 and 2023 are set forth above. Our Audit Committee approved the engagement of Deloitte in fiscal 2024 and 2023 to provide the non-audit services described above because it determined that Deloitte providing these services would not compromise Deloitte’s independence and that Deloitte’s familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain comparable quality services from other providers.
Other Information

We have been advised by Deloitte that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in us or our subsidiaries.
One or more representatives of Deloitte will be present at our 2025 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Ratification of the appointment of our independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2025 Annual Meeting.
Our Board of Trustees recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

2025 Proxy Statement	55

REPORT OF OUR AUDIT COMMITTEE
In the course of the Audit Committee (our “Audit Committee”) of the Board of Trustees (our “Board of Trustees”) of Diversified Healthcare Trust’s oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2024; (ii) discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed under Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the PCAOB regarding our independent auditors’ communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.
John L. Harrington, Chair
Lisa Harris Jones
Phyllis M. Hollis
Dawn K. Neher
Jeffrey P. Somers

56	2025 Proxy Statement

FREQUENTLY ASKED QUESTIONS
Proxy Materials and Voting Information
1.
What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2025 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2025 Annual Meeting, this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2024 (collectively, the “proxy materials”). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.
A proxy statement is a document that SEC regulations require us to give you when we ask you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy.
2.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Common Shares you hold, whether in certificate or book entry form.
If your shares are held in an account you own at a bank or brokerage firm or you hold shares through another nominee, you are considered the “beneficial owner” of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares.
If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Common Shares.
3.
What different methods can I use to vote?

By Telephone or Internet. All shareholders of record as of the close of business on March 13, 2025, the Record Date, can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to authorize a proxy to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern Time, on May 28, 2025 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern Time, on the day immediately preceding the date of the reconvened meeting.
By Written Proxy. All shareholders of record as of the close of business on the Record Date also can authorize a proxy to vote their shares by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern Time, on May 28, 2025 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern Time, on the day immediately preceding the date of the reconvened meeting.

2025 Proxy Statement	57

Electronically at our 2025 Annual Meeting.
•
All shareholders of record as of the close of business on the Record Date may vote electronically at the meeting, as described in the response to question 11. Even if you plan to attend our 2025 Annual Meeting, we recommend that you follow the voting directions described above, so that your vote will be counted if you later decide not to attend our 2025 Annual Meeting.

•
Beneficial owners as of the close of business on the Record Date may vote electronically at our 2025 Annual Meeting if they have a 16 digit control number, as described in the response to questions 11 and 12.

A shareholder may revoke a proxy at any time before it is exercised at our 2025 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone, by signing and returning a later dated proxy card, by attending the meeting and voting electronically or by sending an original written statement revoking the prior proxy to our Secretary at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2025 Annual Meeting). Attendance at our 2025 Annual Meeting will not, by itself, revoke a duly executed proxy.
Beneficial owners who wish to change their votes should contact the organization that holds their shares.
Shareholders must register in advance to attend our 2025 Annual Meeting by visiting www.proxyvote.com.
If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:
Okapi Partners LLC
1212 Avenue of the Americas 17th Floor
New York, NY 10036
Banks and Brokers Call: (212) 297-0720
Shareholders Call Toll-Free: (877) 285-5990
Email: info@okapipartners.com
4.
Who may vote at our 2025 Annual Meeting?

Holders of record of Common Shares as of the close of business on the Record Date, or their duly authorized proxies may vote at the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the Record Date.
5.
What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 20, 37, 50 and 54, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.
6.
What is a quorum? How are abstentions, withheld votes and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2025 Annual Meeting. The presence, in person or by proxy, of shareholders holding or representing not less than a majority of the total outstanding shares of beneficial interest entitled to be voted at our 2025 Annual Meeting constitutes a quorum for the transaction of business at our 2025 Annual Meeting.
Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is

58	2025 Proxy Statement

present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of any Proposal to be acted upon at our 2025 Annual Meeting. Broker non-votes are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, Proposal 2 or Proposal 3. There can be no broker non-votes on Proposal 4 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf.
With respect to Proposal 1, a proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT” will have the same effect as an abstention for all nominees or for those nominees noted in the appropriate portion of the proxy card, respectively, and will not be counted for purposes of determining a plurality of votes cast, but will be counted as a vote “AGAINST” for purposes of determining a majority of votes cast under the Company’s Trustee resignation policy. Pursuant to the Company’s Governance Guidelines, if a Trustee nominee fails to receive a majority of votes cast, he or she will offer to resign from our Board, and our Board will decide whether to accept or reject the resignation offer.
7.
Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2025 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2025 Annual Meeting.
Instead of receiving future copies of our proxy materials by mail, shareholders of record, as of the close of business on the Record Date, and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.
8.
How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company. We have engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies for an estimated fee of $25,000 plus reimbursement of expenses. We have agreed to indemnify Okapi against certain liabilities arising out of our agreement with Okapi. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.
Proxies may also be solicited, without additional compensation, by our Trustees and officers, and by RMR, its officers and employees and its parent’s and subsidiaries’ directors, trustees, officers and employees, by mail, telephone or other electronic means or in person.
9.
What is householding?

As permitted by the Exchange Act and our Bylaws, we may deliver to shareholders only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2025 Annual Meeting, this Proxy Statement and the Annual Report to Shareholders residing at the same address, unless a shareholder at such address has notified us of such shareholder’s desire to receive separate copies of those documents. This practice is known as “householding.”
We will deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8234. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

2025 Proxy Statement	59

2025 Annual Meeting Information
10.
Why is our 2025 Annual Meeting being held virtually?

To provide all of our shareholders an opportunity to participate in our 2025 Annual Meeting, our 2025 Annual Meeting will be a virtual meeting of shareholders. Shareholders attending our 2025 Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.
11.
How do I attend our virtual 2025 Annual Meeting?

In order to attend and participate in our 2025 Annual Meeting, shareholders must register in advance at www.proxyvote.com by 11:59 p.m. Eastern Time, on May 28, 2025. Attendance at the meeting is limited to our Trustees and officers, shareholders as of the close of business on the Record Date or their duly authorized representatives or proxies, and other persons permitted by the chair of the meeting.
•
Record owners: If you are a shareholder as of the close of business on the Record Date who holds shares directly, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/DHC2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials or proxy card.

•
Beneficial owners: If you are a shareholder as of the close of business on the Record Date who holds shares indirectly through a brokerage firm, bank or other nominee, you may participate in our 2025 Annual Meeting by visiting https://www.virtualshareholdermeeting.com/DHC2025 and entering the 16 digit control number located on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Please follow the instructions from your bank, broker or nominee included with these proxy materials, or contact your bank, broker or nominee to request a control number if needed.

If you have questions regarding preregistration procedures or admission procedures, please call Investor Relations at (617) 796-8234.
12.
How can I vote electronically at our 2025 Annual Meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2025 Annual Meeting, you need to have a 16 digit control number from your bank, broker or other nominee. Please follow the procedures described in the response to questions 3 and 11.
You will not be able to vote your shares at the meeting without a 16 digit control number. We encourage you to provide voting instructions to your bank, broker or other nominee to vote your shares in advance, even if you intend to attend the meeting.
13.
How can I ask questions at our 2025 Annual Meeting?

Shareholders as of the close of business on the Record Date who attend and participate in our 2025 Annual Meeting at https://www.virtualshareholdermeeting.com/DHC2025 will have an opportunity to submit questions live via the internet during a designated portion of the program. Shareholders must have available their control number provided on their proxy card or voting instruction form.
If you experience any technical difficulties accessing our 2025 Annual Meeting or during the meeting, please call the toll-free number that will be available on our virtual shareholder login site for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of our 2025 Annual Meeting.

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Company Documents, Communications and Shareholder Proposals
14.
How can I view or request copies of our SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.dhcreit.com, click on “Investors” and then click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our Trustees and executive officers, go to www.dhcreit.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”
We will deliver free of charge, upon request, a copy of our Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
15.
How can I communicate with our Trustees?

Any shareholder or other interested person who wants to communicate with our Trustees should write to such Trustee(s), c/o Secretary, Diversified Healthcare Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@dhcreit.com. The communication will then be delivered to the Trustee(s).
16.
How do I submit a nomination or other proposal for action at the 2026 annual meeting of shareholders?

A nomination or other proposal for action to be presented by any shareholder at our 2026 annual meeting of shareholders must be submitted as follows:
•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at our principal executive office by November 20, 2025.

•
If the shareholder nomination is to be included in the proxy statement pursuant to our proxy access bylaw, the nomination must be made in accordance with the procedures and requirements set forth in our Bylaws and must be delivered to or mailed and received by us not later than November 20, 2025 and not earlier than October 21, 2025.

•
If the shareholder nomination or proposal is not to be included in the proxy statement pursuant to our proxy access bylaw or Rule 14a-8, the nomination or proposal must be made in accordance with the procedures and requirements set forth in our Bylaws and must be delivered to us not later than 5:00 p.m., Eastern Time, on November 20, 2025 and not earlier than October 21, 2025.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.
For additional information regarding how to submit a shareholder proposal, see page 18 of this Proxy Statement.

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RELATED PERSON TRANSACTIONS
The descriptions of agreements in this “Related Person Transactions” section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to the Annual Report.
A “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we were, are or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.
A “related person” means any person who is, or at any time since January 1, 2024 was:
•
a Trustee, a nominee for Trustee or an executive officer of ours;

•
known to us to be the beneficial owner of more than 5.0% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that describe the consideration and approval of related person transactions. Under these Governance Guidelines, we may not enter into a transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Trustees. In determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, also act in accordance with any applicable provisions of our Declaration of Trust and Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described in Annex B to this Proxy Statement were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies, Declaration of Trust and Bylaws, each as described above, and Maryland law. In the case of any transactions with us by employees of RMR and its subsidiaries who are subject to the Code but who are not our Trustees or executive officers, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.dhcreit.com.
Certain related person transactions are set forth in Annex B to this Proxy Statement.

62	2025 Proxy Statement

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and “opportunities” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about the performance of and improvement in the Company’s SHOP segment and the Company’s expectations regarding the outlook within the sector and its SHOP segment; the Company’s ability to effectively manage its upcoming debt maturities due in 2025 and 2026 with initiatives including its $340 million anticipated mortgage loan proceeds and its pending or potential property dispositions; the Company’s ability to continue to fund capital expenditures in accordance with its business plan; the Company’s redevelopment, repositioning and construction activities and plans; plans and strategies relating to corporate governance, executive compensation, trustee compensation, sustainability, and human capital management; the goals, objectives and anticipated benefits of our executive compensation and trustee compensation programs; risk oversight; risk mitigation efforts; the anticipated roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection and refreshment; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that the Company intends or believes will or may occur in the future. Forward-looking statements reflect the Company’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause the Company’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in the Company’s periodic filings. The information contained in the Company’s filings with the SEC, including under the caption “Risk-Factors” and “Warning Concerning Forward-Looking Statements” in the Company’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the Company’s forward-looking statements in this Proxy Statement. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon the Company’s forward-looking statements. Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

2025 Proxy Statement	63

OTHER INFORMATION
At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.
Jennifer B. Clark
Secretary
Newton, Massachusetts
March 20, 2025

64	2025 Proxy Statement

ANNEX A—SECOND AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
DIVERSIFIED HEALTHCARE TRUST
SECOND AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN
Diversified Healthcare Trust hereby adopts the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan, effective as of the Effective Date (as defined in Section VIII). The Plan is an amendment and restatement of the predecessor Amended and Restated 2012 Equity Compensation Plan (the “Predecessor Plan”).
I.   PURPOSE
The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company’s Shares.
II.   DEFINITIONS
Terms that are capitalized in the text of the Plan have the meanings set forth below:
(a)
“Board” means the Board of Trustees of the Company.

(b)
“Company” means Diversified Healthcare Trust, a Maryland real estate investment trust.

(c)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)
“Key Person” means an employee, consultant, advisor, Trustee, director, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Manager.

(e)
“Manager” means a person or entity providing management or administrative services to the Company.

(f)
“Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the Shares by reason of such person’s death or incapacity.

(g)
“Plan” means this Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan, as it may be amended from time to time.

(h)
“Securities Act” means the Securities Act of 1933, as amended.

(i)
“Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(j)
“Shares” means the Company’s common shares of beneficial interest, par value $.01 per share.

(k)
“Trustee” means a member of the Board.

III.   SHARES SUBJECT TO THE PLAN
Subject to the provisions of Article VII, the maximum number of Shares which may be granted under the Plan following the Effective Date shall equal 8,750,000, inclusive of Shares reserved under the Predecessor Plan, subject to adjustment as set forth herein. If any Shares subject to an award under the Plan (including prior to the Effective Date) are forfeited, cancelled, repurchased or surrendered or if an award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the Plan. Shares surrendered or withheld as payment of withholding taxes in respect of an award, only to the extent such surrender or withholding occurs on or after May 29, 2025 shall not be available again for grant under the Plan.

2025 Proxy Statement	A-1

Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. In the event that the Shares are not represented by a certificate, the Company shall direct the Company’s registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Shares are subject in the stock books and records of the Company. In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, repurchase, transfer or similar restrictions.
IV.   METHOD OF GRANTING SHARES
Grants of Shares to any Key Person shall be made by action of the Board, which shall have the sole discretion to select persons to whom Shares are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include repurchase rights) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards). If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant. No Trustee or officer of the Company may be granted more than 1,000,000 Shares under the Plan after the Effective Date. Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V. No agreement is required to be executed in respect of awards of vested Shares.
V.   ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board. All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board is authorized to (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations, or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan. If it determines to do so, the Board may grant Shares under this Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions (“Unrestricted Shares”); provided that no more than 25% of any individual award may consist of Unrestricted Shares at grant, other than awards of Common Shares to our Trustees that may constitute Unrestricted Shares in their entirety.
For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and shall meet such other requirements as the Board may determine to be necessary or appropriate.
With respect to persons subject to Section 16 of the Exchange Act (“Insiders”) with respect to the Company, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.
VI.   ELIGIBLE PERSONS
The persons eligible to receive grants of Shares shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries.
VII.   CHANGES IN CAPITAL STRUCTURE
In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities), stock split or combination of shares (including a reverse stock split), conversion, reorganization, consolidation,

A-2	2025 Proxy Statement

split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event, the Board shall make adjustments to the maximum number of Shares that may be issued under the Plan under Article III and Article IV and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to awards then outstanding under the Plan affected by such change and to the other terms and conditions of such awards. No fractional Shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.
VIII.   EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN
The Plan shall be effective at the close of business on May 29, 2025 (the “Effective Date”), subject to its approval by the Company’s shareholders. Shares may be granted under the Plan from time to time until the close of business on May 29, 2035. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan. The Board hereafter may at any time amend or terminate the terms of an award or the Plan in any respect, provided that (without limiting Article VII hereof) the Board may not, without the affected Participant’s consent, amend or terminate the terms of an award or the Plan so as to affect adversely the Participant’s rights under an outstanding award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law or listing requirements.
IX.   MISCELLANEOUS
A.
Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.

B.
No Guarantee of Employment. Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager.

C.
Tax Withholding; Section 409A. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and, as a condition to the receipt of any grant of Shares, a Participant agrees that if the amount payable to him or her by the Company in the ordinary course is insufficient to pay such taxes, he or she shall, upon request of the Company, pay the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Board may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares, by withholding from the Shares to be issued to such Participant or by accepting delivery of Shares already owned by him or her. The fair market value of the Shares for this purpose shall be the closing price of the Shares on the principal securities exchange on which the Shares are listed on the date such Shares are repurchased by the Company, unless otherwise determined by the Board in its discretion.
If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company share certificates registered in his or her name or other evidence of legal and beneficial ownership of Shares owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the Shares represented by such share certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay the withholding obligation in the form of Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.
It is intended that awards granted under the Plan be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the Plan and such awards shall be construed in accordance with that intention.

2025 Proxy Statement	A-3

D.
Conditions to Issuance. The issuance of Shares under the Plan is subject to compliance with (1) the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of Shares and (2) the listing rules of any stock exchange or national market system on which the Shares are listed.

E.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

F.
Governing Law. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without reference to the conflicts of law principles thereof.

G.
Change in Control. Each unvested Share under the Plan immediately prior to the occurrence of a “Change in Control” or a “Termination Event” shall become fully vested upon the occurrence of the Change in Control or Termination Event, as each term is defined below.

A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:
(a)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding common shares of beneficial interest of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;
(b)   the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the Effective Date, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(c)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or
(d)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding anything to the contrary set forth herein, a transaction involving the Company and an Excluded Entity (or Affiliate) in which the award of Shares is to be assumed by the successor (or replaced by a substantially equivalent award) shall not constitute a Change in Control.

A-4	2025 Proxy Statement

A “Termination Event” shall occur if The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) ceases to be the manager or shared services provider to the Company.
For purposes of the defined terms used in this Section IX G., but not previously defined in the Plan, the following definitions shall apply:
“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
“Excluded Entity” shall mean any entity to which The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) provides management, advisory or shared services.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

2025 Proxy Statement	A-5

ANNEX B—CERTAIN RELATED PERSON TRANSACTIONS
Relationships with AlerisLife, RMR, RMR Inc. and Others Related to Them. We have relationships and historical and continuing transactions with AlerisLife, RMR, RMR Inc., and others related to them, including other RMR Clients, some of which have trustees, directors or officers who are also our Trustees or officers. RMR Inc. is the managing member of RMR.
AlerisLife. As of December 31, 2024 we owned approximately 34.0% of AlerisLife’s outstanding common shares, and ABP Trust and its subsidiary owned the remaining approximate 66.0% of AlerisLife’s outstanding common shares. In connection with ABP Trust’s acquisition of all of the publicly held outstanding AlerisLife common shares in March 2023, we tendered all of our AlerisLife common shares that we and our subsidiary then owned at the tender offer purchase price of $1.31 per share, (the “Tender Offer Price”) subject to our right to purchase AlerisLife common shares at the Tender Offer Price in the future. On February 16, 2024, we exercised this purchase right and acquired, together with our applicable taxable REIT subsidiary approximately 34.0% of the then outstanding AlerisLife common shares from ABP Trust at the Tender Offer Price for a total purchase price of $15.5 million, including transaction related costs, and we, our subsidiary, ABP Trust and AlerisLife entered into a stockholders agreement.
Management Arrangements with Five Star. Five Star is an operating division of AlerisLife. Five Star manages certain of the senior living communities we own pursuant to an amended and restated Master Management Agreement (the “Master Management Agreement”). We lease our senior living communities that are managed by Five Star to our taxable REIT subsidiaries. As of December 31, 2024, Five Star managed 118 of our senior living communities. For a description of the terms of the Master Management Agreement, please see Note 6 to the Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Pursuant to the Master Management Agreement, we incurred management fees payable to Five Star of approximately $42.5 million for the year ended December 31, 2024.
We lease to Five Star space at certain of our senior living communities, which prior to June 17, 2024, it used to provide certain outpatient rehabilitation and wellness services through the Ageility branded business. Since June 17, 2024, Five Star subleases this space to a subsidiary of Fox Rehabilitation which acquired the Ageility branded business form AlerisLife on that date. We recognized $0.7 million of rent for the year ended December 31, 2024 in connection with these lease arrangements.
On February 14, 2025, AlerisLife paid an aggregate cash dividend of $50.0 million to its stockholders. Our pro rata share of this cash dividend was $17.0 million.
Management Agreements with RMR. We have no employees. The personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management services to us: (i) a business management agreement, which relates to our business generally, and (ii) a property management agreement, which relates to the property level operations of many of our properties, including our medical office and life science properties, and major renovation or repositioning activities at our senior living communities that we may request RMR to manage from time to time. For a description of the terms of our business management agreement and our property management agreement with RMR, please see Note 7 to the Financial Statements of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Pursuant to our business management agreement with RMR, we recognized net business management fees of approximately $16.5 million for the year ended December 31, 2024, which amount reflects a reduction of approximately $3.0 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our former investment in RMR Inc. in June 2015. We did not recognize an incentive management fee payable to RMR for the year ended December 31, 2024. Pursuant to our property management agreement with RMR, we recognized aggregate net property management and construction supervision fees of approximately $7.7 million for the year ended December 31, 2024, which amount reflects a reduction of approximately $0.8 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our former investment in RMR Inc. in June 2015.
Expense Reimbursement. We are generally responsible for all our operating expenses, including certain expenses incurred or arranged by RMR on our behalf. We are generally not responsible for payment of RMR’s

B-1	2025 Proxy Statement

employment, office or administrative expenses incurred to provide management services to us, except for the employment and related expenses of RMR’s employees assigned to work exclusively or partly at our medical office and life science properties, our share of the wages, benefits and other related costs of RMR’s centralized accounting personnel, our share of RMR’s costs for providing our internal audit function, or as otherwise agreed. Our property level operating expenses are generally incorporated into rents charged to our tenants, including certain payroll and related costs incurred by RMR. We reimbursed RMR approximately $15.0 million for these expenses and costs for the year ended December 31, 2024.
RMR Credit Agreement and Security Agreement. In January 2025, in connection with a $100 million credit agreement and related security agreement entered into by RMR and certain of its subsidiaries with Citibank, N.A., and the other lenders party thereto, we consented to the pledge and assignment of RMR’s interest in our management agreements with RMR under the security agreement. For more information regarding our consent to the pledge and assignment, please see Note 7 to the Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.
Our Joint Ventures. We have two separate joint venture arrangements with third party institutional investors, one for a life science property located in Boston, Massachusetts (the “Seaport JV”) and another for 10 medical office and life science properties (the “LSMD JV”). We own a 10% equity interest in the Seaport JV and a 20% equity interest in the LSMD JV. RMR provides management services to both of these joint ventures. Our joint ventures are not our consolidated subsidiaries and, as a result, we are not obligated to pay management fees to RMR under our management agreements with RMR for the services it provides regarding the joint ventures.
Share Awards to RMR Employees. We award Common Shares to our officers and other employees of RMR annually. Generally, one fifth of these awards vests on the date of the awards and one fifth vests on each of the next four anniversaries of the dates of the awards. During 2024, we awarded to certain of our officers and other employees of RMR annual awards of 881,767 Common Shares, valued at approximately $3.0 million, in aggregate, based upon the closing price of the Common Shares on the Nasdaq on the date the awards were made under our equity compensation plan. These share awards to RMR employees are in addition to the share awards made to our Managing Trustees, as Trustee compensation, and the fees we paid to RMR. During 2024, we purchased 268,221 Common Shares, at the closing price of the Common Shares on the Nasdaq on the date of purchase, from certain of our officers and other employees of RMR in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of the Common Shares.
On occasion, we have entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of Common Share awards previously awarded to them under our equity compensation plans. The aggregate value of the Common Share awards we so accelerated, measured as of the effective dates of acceleration, was approximately $0.7 million, in aggregate, for the year ended December 31, 2024. Additionally, certain of our executive officers during 2024 received share awards of RMR Inc. and other RMR Clients in their capacities as officers or employees of RMR.
Leases with RMR. We lease office space to RMR in certain of our properties for RMR’s property management offices. Pursuant to our lease agreements with RMR, we recognized rental income from RMR for leased office space of approximately $0.5 million for the year ended December 31, 2024. Our office space leases with RMR are terminable by RMR if our management agreements with RMR are terminated.
Directors’ and Officers’ Liability Insurance. We, RMR Inc. and certain other RMR Clients participate in a combined directors’ and officers’ liability insurance policy. We paid a premium of $0.4 million for this coverage for the policy years ending September 30, 2023, 2024 and 2025.
The foregoing descriptions of our agreements with RMR Inc., RMR, AlerisLife, including Five Star, and other related persons are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC’s website, www.sec.gov. We may engage in additional transactions with related persons, including businesses to which RMR provides management services.

2025 Proxy Statement	B-2

THANK YOU
Thank you for being a shareholder of Diversified Healthcare Trust.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV65797-P2774101) Alan Felder02) Lisa Harris Jones03) Phyllis M. Hollis04) Dawn K. Neher05) Jeffrey P. SomersForAllWithholdAllFor AllExceptFor Against AbstainTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.DIVERSIFIED HEALTHCARE TRUST(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such.Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership nameby authorized person indicating title.)1. Election of Trustees.The Board of Trustees Recommends a Vote FOR ALLNominees for Trustee in Proposal 1 and FOR Proposals2, 3 and 4.2. Advisory vote to approve executive compensation.3. Approval of the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan.4. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2025 fiscal year.TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISEREPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT ORADJOURNMENT THEREOF.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FORTRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.Nominees (for Independent Trustee):Nominees (for Managing Trustee):06) Christopher J. Bilotto07) Adam PortnoySCAN TOVIEW MATERIALS & VOTE wINVESTOR RELATIONSDIVERSIFIED HEALTHCARE TRUST255 WASHINGTON STREET, SUITE 300NEWTON, MASSACHUSETTS 02458AUTHORIZE YOUR PROXY BY INTERNETBefore the meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m.,Eastern Time, on May 28, 2025. Have your proxy card in hand when you access the website and follow the instructionsto obtain your records and to submit your voting instructions.AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 28, 2025.Have your proxy card in hand when you call and then follow the instructions.If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern Time, on the daybefore the reconvened meeting.AUTHORIZE YOUR PROXY BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it toDiversified Healthcare Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.VOTE BY VIRTUALLY ATTENDING THE MEETINGYou must register in advance to attend the meeting by visiting the "Attend a Meeting" link at www.proxyvote.com.During the meeting - Go to https://www.virtualshareholdermeeting.com/DHC2025You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when youaccess the website and follow the instructions provided on the website.ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by Diversified Healthcare Trust in mailing proxy materials, you can consentto receiving all future proxy statements, proxy cards and annual reports electronically by email or over the Internet. Tosign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted,indicate that you agree to receive or access shareholder communications electronically in future years.25-2346-4 C1.1 P86

P27741DIVERSIFIED HEALTHCARE TRUSTANNUAL MEETING OF SHAREHOLDERSMay 29, 2025, 9:30 a.m., Eastern TimeDiversified Healthcare TrustVirtually via the Internet athttps://www.virtualshareholdermeeting.com/DHC2025The 2025 Annual Meeting of Shareholders of Diversified Healthcare Trustwill address the following items of business:1.Election of the Trustees named in the Proxy Statement to the Company's Board of Trustees;2.Advisory vote to approve executive compensation;3.Approval of the Diversified Healthcare Trust Second Amended and Restated 2012 Equity Compensation Plan;4.Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2025 fiscal year; and5.Transaction of such other business as may properly come before the meeting and at any postponements oradjournments of the meeting.THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.Please see the Proxy Statement for attendance instructions.DIVERSIFIED HEALTHCARE TRUSTANNUAL MEETING OF SHAREHOLDERSMay 29, 2025, 9:30 a.m., Eastern TimeImportant Notice Regarding the Availability of Proxy Materials: The proxy materials for the 2025 Annual Meeting of Shareholders ofDiversified Healthcare Trust (the “Company”), including the Company's annual report and proxy statement, are available on the Internet. To view the proxy materials or authorize your proxy by Internet, by telephone or by mail, please follow the instructions on the reverse side hereof.This proxy is solicited on behalf of the Board of Trustees of Diversified Healthcare Trust.The undersigned shareholder of the Company hereby appoints Jennifer B. Clark and Adam Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2025 Annual Meeting of Shareholders of the Company to be held virtually via the Internet athttps://www.virtualshareholdermeeting.com/DHC2025, on May 29, 2025, at 9:30 a.m., Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the annual report and the proxy statement, which includes the Notice of 2025 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.See reverse for instructions on how to authorize a proxy.